SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [   ]

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[ ]	Preliminary proxy statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))
[X]	Definitive proxy statement
[ ]	Definitive additional materials
[ ]	Soliciting material pursuant to Rule 14a-11(C) or Rule 14a-12
American Standard Companies Inc. (Name of Registrant as specified in Its Charter)
(Name of Person[s] Filing Proxy Statement, if other than the Registrant)

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American Standard Companies Inc.

Notice of Annual Meeting of Shareholders and Proxy Statement
May 2, 2002 American Standard College One Centennial Avenue Piscataway, New Jersey
Corporate Headquarters One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Phone 732.980.6000

Frederic M. Poses
Chairman and
Chief Executive Officer

March 22, 2002

Dear Shareholder:

      I invite you to the Annual Meeting of Shareholders of American Standard Companies Inc. This year's meeting will be held on Thursday, May 2, 2002, at 11:30 A.M. in the American Standard College, One Centennial Avenue, Piscataway, New Jersey.

      This will be my third Annual Meeting since becoming your Chairman and Chief Executive Officer, and our eighth since becoming a public company. Our directors and senior management will attend the meeting, and I will report on our Company's recent performance and vision for its future. We will also consider the items of business listed in the attached formal notice of meeting and proxy statement. Our 2001 Annual Report accompanies this proxy statement.

      If you are unable to attend in person, we urge you to participate in the meeting by voting your stock. You may cast your vote by sending the Company a completed proxy by mail, or by voting via the Internet or telephone, by following the instructions on the enclosed proxy voting instruction card.

Sincerely, FREDERIC M. POSES Chairman and Chief Executive Officer

American Standard Companies Inc.

Air Conditioning Systems and Services: Trane®, American Standard®; Plumbing Products: American Standard®, Ideal
Standard®, Standar®, Porcher®; Armitage Shanks®, Dolomite®; Vehicle Control Systems: WABCO®

American Standard Companies Inc.

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

To the Shareholders of
    AMERICAN STANDARD COMPANIES INC.:

      The Annual Meeting of Shareholders of American Standard Companies Inc. (the "Company") will be held at the American Standard College, One Centennial Avenue, Piscataway, New Jersey, on Thursday, May 2, 2002, at 11:30 A.M. to consider and vote upon the following matters:

1.	Election of two Class I Directors with terms expiring at the 2005 Annual Meeting of Shareholders;
2.	Approval of an Omnibus Incentive Plan which would replace the Company's current Stock Incentive Plan, Annual Incentive Plan and Long-Term Incentive Plan;
3.	Approval of amendments to the Company's Employee Stock Purchase Plan;
4.	Ratification of the appointment of Ernst & Young LLP as independent certified public accountants for the year 2002;
5.	A shareholder proposal regarding greenhouse gas emissions; and

to transact any other business as may properly come before the meeting.

      Shareholders of record of the Company's common stock as of the close of business on March 12, 2002 are entitled to notice of, and to vote at, the Annual Meeting. Those shareholders who hold shares in street name may vote through their brokers, banks or other nominees.

      Your vote is important. In order to assure that we have a quorum for the meeting and that your vote is counted, please promptly return your properly completed proxy to the Company. You may submit your proxy by mail or telephone or over the Internet. Instructions for each type of submission are provided on the enclosed proxy voting instruction card. If you prefer to send your proxy by mail, an envelope is enclosed for which no postage is required if mailed in the United States.

By order of the Board of Directors, J. PAUL MCGRATH Senior Vice President, General Counsel and Secretary

Piscataway, New Jersey
March 22, 2002

About the Annual Meeting

      Why have I received these materials?    The Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held on May 2, 2002. This proxy statement, together with the proxy card and our 2001 Annual Report, is being mailed to shareholders on or about April 1, 2002.

      Who may vote?    You are entitled to vote if our records show you held one or more shares of the Company's common stock at the close of business on March 12, 2002, which date we refer to as the record date. At that time 71,872,434 shares of common stock were outstanding and entitled to vote. Each share will entitle you to one vote at the Annual Meeting. For ten days prior to the Annual Meeting, during normal business hours, a complete list of all shareholders on the record date will be available for examination by any shareholder at the Company's offices at One Centennial Avenue, Piscataway, New Jersey 08855. The list of shareholders will also be available at the Annual Meeting.

      About the proxy statement.    The terms "Company" and "American Standard," as well as the words "we," "us," and "our, " refer to American Standard Companies Inc., a Delaware corporation. The Company representatives are the four people (Frederic M. Poses, G. Peter D'Aloia, J. Paul McGrath and Mary E. Gustafsson) chosen to vote in your place as your proxies at the Annual Meeting, or anyone else they choose to be their substitutes. We refer to the New York Stock Exchange as the "NYSE." Finally, the term "common stock," "stock" and "shares" all mean the Company's Common Stock, par value $.01 per share, which trades on the NYSE.

      How do I vote shares registered in my name?    If you owned common stock in your own name on the record date (that is, if the Company's stock transfer records identify you as the holder of common stock), then you are a holder of record. This means that you may use the accompanying proxy card to tell the Company representatives how to vote your shares. Be sure to sign, date and mail the proxy card in the postage-paid envelope that we have included with the proxy card. You may also send your instructions via the Internet or by using a toll-free telephone number by following the instructions on the proxy voting instruction card. Please note that if you use the Internet to vote, you may incur costs such as telephone and Internet access charges for which you will be responsible. Whether you use the Internet or the telephone, you will need the personalized control number printed on your proxy card. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on May 1, 2002.

      How do I vote shares held by a broker?    If a broker, bank or other nominee holds common stock for your benefit, and the shares are not in your name on the Company's stock transfer records, then you hold your shares in "street name." In that case, your broker, bank or other nominee will advise you how to vote. If you have not heard from the broker, bank or other nominee who holds your stock in street name, please contact them as soon as possible. If you attend the Annual Meeting in person and want to vote shares held by you in street name, you must bring a written proxy from your broker, bank or other nominee which must identify you as the sole representative entitled to vote the shares indicated.

      What if my shares are held through the American Standard Employee Stock Ownership Plan or Employee Stock Purchase Plan?    If you are a participant in the American Standard Employee Stock Ownership Plan (the "ESOP"), you will receive one proxy card for all shares that you own through the ESOP. The proxy card will serve as a voting instruction card for the trustee of the ESOP where all accounts are registered in the same name. If you own shares through the ESOP and do not vote, the ESOP trustee will vote the ESOP shares in the same proportion as shares for which instructions were received under the plan. Shares held in an Employee Stock Purchase Plan account will be voted in accordance with normal brokerage industry practices.

      How will the Company representatives vote for me?    Whether you vote by proxy card, Internet or telephone, the Company representatives will vote your shares exactly as you have instructed them. If you do not indicate how you want your shares voted, the Company representatives will vote as the Board recommends. If there is an interruption or adjournment of the Annual Meeting before the agenda is completed, the Company representatives may still vote your shares when the meeting resumes. If a broker, bank or other nominee holds your common stock in street name, they will ask you for instructions and instruct the Company representatives to vote the shares held by them in accordance with your instructions.

      Can I change my vote after I have returned my proxy card or given instructions over the Internet or telephone?    Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting again prior to the time at which the Internet and telephone voting facilities close. In each event, the later submitted vote will be recorded and the earlier vote revoked.

      Votes required for approval.    The affirmative vote of a plurality of the votes duly cast is required for the election of directors (that is, the nominees receiving the greatest number of votes will be elected). The affirmative vote of a majority of shares present or represented and entitled to vote at the Annual Meeting is required for approval of Proposals 2 through 5.

      The effect of abstentions and broker non-votes.    Abstentions are not counted as votes "for" or "against" a proposal, but are counted in determining the number of shares present or represented on a proposal. However, since approval of Proposals 2 through 5 requires the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting, abstentions have the same effect as a vote "against" those proposals. NYSE rules prohibit brokers from voting on Proposals 2, 3 and 5 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such "broker non-votes" will not be counted as voted or as present or represented on the proposals, and accordingly will have no effect on the outcome of the vote. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Since the election of directors is by plurality votes, abstentions and broker "non-votes" are not counted for purposes of their election.

      What constitutes a quorum for purposes of the Annual Meeting?    The presence at the Annual Meeting, whether in person or by proxy, of the holders of a majority of the Company's common stock will constitute a quorum. Broker non-votes and proxies marked as abstentions will be treated as present for purposes of determining a quorum.

      Who pays for this solicitation?    American Standard will pay the cost of soliciting your voting instructions. Employees and agents of the Company may solicit by personal interview or by any other means of communication including mail, fax, e-mail and telephone. The Company reimburses brokers, banks and other nominees for expenses they incur in forwarding copies of this proxy statement and other materials to shareholders and in gathering their voting instructions. We have retained Georgeson Shareholder Communications Inc. to assist in this solicitation for a fee that will not exceed $5,000, plus out of pocket expenses.

      What happens if other business not discussed in this proxy statement comes before the meeting?    The Company does not know of any business to be presented at the Annual Meeting other than the five proposals set forth in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the Company representatives will use their discretion in casting all of the votes they are entitled to cast, except those votes for which they have contrary written instructions.

Board Recommendation on Voting for Proposals

      The Board's recommendation for each proposal is set forth in this proxy statement together with the description of each proposal. In summary, the Board recommends a vote:

•	FOR Proposal 1 to elect two Class I Directors;

•	FOR Proposal 2 to approve an Omnibus Incentive Plan which would replace our current Stock Incentive Plan, Annual Incentive Plan and Long-Term Incentive Plan;
•	FOR Proposal 3 to approve amendments to the Company's Employee Stock Purchase Plan;
•	FOR Proposal 4 to ratify the appointment of Ernst & Young LLP as independent certified public accountants for the year 2002; and
•	AGAINST Proposal 5 which is a shareholder proposal relating to greenhouse gas emissions.

PROPOSAL 1 — ELECTION OF DIRECTORS

      The Company has three classes of directors, with the total number of directors to be apportioned among the classes as nearly equal in number as possible. The term of each directorship is three years, and the terms of the classes expire sequentially so that one class of directors is elected each year. All directors are elected for their terms and until their successors are duly elected and qualified.

      At this Annual Meeting, the shareholders will vote to re-elect two Class I Directors for a term expiring in 2005. The current Class I directors are Messrs. Hardymon and Roderick. After over seven years of service on the Company's Board of Directors, Mr. Roderick will retire effective upon the election and qualification of his successor at the 2002 Annual Meeting. The Company wishes to acknowledge with gratitude the many years of Mr. Roderick's dedicated service and his many contributions to the Company's success. On February 7, 2002, the Board adopted a resolution reducing the number of directors to seven effective as of May 2, 2002, in anticipation of Mr. Roderick's retirement. To even out the classes, Dr. Cohon, who is currently serving as a Class III director, will stand for election with Mr. Hardymon as a Class I director. Assuming all nominees for director are elected at the Annual Meeting, two directors will be serving in each of Classes I and III, and three directors in Class II.

      The Board of Directors has no reason to believe that any of the nominees set forth below will not serve if elected. If any nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the Company representatives named on the proxy card will vote for the substitute nominee designated by the Board unless you submit a proxy instructing them to vote differently. Under the Company's Amended By-laws, vacancies are filled by the directors (other than any vacancy arising as a result of removal by shareholder vote).

RECOMMENDATION

      The Board of Directors recommends that shareholders vote FOR Proposal 1, the election of Messrs. Cohon and Hardymon as Class I Directors.

Directors1

Nominees

Nominees for Election as Class I Directors — Terms Expiring at 2005 Annual Meeting

Jared L. Cohon — Age 54

      Dr. Cohon was elected President of Carnegie Mellon University in 1997 and was also appointed Professor of Civil and Environmental Engineering and Professor of Engineering and Public Policy. Prior thereto, in 1992 he was appointed Dean and Professor of Environmental Systems Analysis in the

1  Ages of directors are given as of March 1, 2002

School of Forestry and Environmental Studies at Yale University. Dr. Cohon began his academic and administrative career in 1973 at The Johns Hopkins University, advancing to the position of Assistant Dean of Engineering in 1981 and Associate Dean in 1983, and served as Vice Provost for Research from 1986 to 1992. He was appointed Chairman of the Nuclear Waste Technical Review Board by President Clinton in 1997, and also served as Legislative Assistant for Energy and Environment on the staff of U.S. Senator Moynihan in 1977 and 1978. He is a director of Mellon Financial Services Corporation and has served as a director of the Company since October 1999.

James F. Hardymon — Age 67

      Mr. Hardymon joined Textron, Inc., a manufacturing and financial services business, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992 and assumed the title of Chairman in 1993, served as Chairman and Chief Executive Officer from 1993 to 1998, and continued as Chairman until his retirement in 1999. Prior to his affiliation with Textron, Mr. Hardymon served from 1961 to 1989 in various executive capacities with Emerson Electric Company. He is a director of Air Products and Chemicals, Inc., Championship Auto Racing Teams, Inc., Circuit City Stores, Inc., Schneider Electric SA and Lexmark International, Inc. Also, Mr. Hardymon is a member of Advisory Boards of Investcorp International, Inc. and Proudfoot Consulting Company. Mr. Hardymon has served as a director of the Company since May 1999.

Directors Continuing in Office

Class II Directors — Terms Expiring at 2003 Annual Meeting

Edward E. Hagenlocker — Age 62

      Mr. Hagenlocker joined Ford Motor Company in 1964 as a research scientist. After serving in a number of positions, he was elected a Vice President and appointed General Manager of Truck Operations in 1986, Vice President of General Operations for Ford North American Automotive Operations ("NAAO") in 1992, Executive Vice President of NAAO in 1993, President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. He is a director of Air Products and Chemicals, Inc., Boise Cascade Corporation and AmeriSource Corporation. Mr. Hagenlocker has served as a director of the Company since March 2001.

Frederic M. Poses — Age 59

      Mr. Poses was elected as a director on October 7, 1999 and as Chairman and Chief Executive Officer effective January 1, 2000. Prior to that, beginning in 1998, he was President and Chief Operating Officer of Allied Signal Inc., where he had spent his entire 30-year business career, starting as a financial analyst in 1969 and serving in various capacities including President of the Engineered Materials business beginning in April 1988. He was also a director of Allied Signal Inc. from 1997 until October 22, 1999 following his election to the Company's Board of Directors. Mr. Poses is a director of Raytheon Company and Centex Corporation.

J. Danforth Quayle — Age 55

      Mr. Quayle served as Vice President of the United States from January 1989 to January 1993. Since leaving that office Mr. Quayle has been self-employed as a consultant, author and public speaker. Mr. Quayle has served as a director of the Company since September 1993.

Class III Directors — Term Expiring at 2004 Annual Meeting

Steven E. Anderson — Age 59

      Mr. Anderson serves as an international consultant and trainer to global companies in matters of senior leadership development. Previously, Mr. Anderson served as National Partner in Charge-Industries of KPMG Peat Marwick and as a member of that firm's Management Committee from November 1990 until he retired in June 1994. Prior thereto his responsibilities included Partner in Charge of the Boston Audit Department and Managing Partner of the Seattle office. He became a partner of the firm in 1977, having joined the firm in 1967. Mr. Anderson has served as a director of the Company since September 1994.

Roger W. Parsons — Age 60

      Mr. Parsons was formerly Chief Executive of Rea Brothers Group PLC, a U.K. investment bank, which he joined in 1988 after a career in banking. He retired when that company was sold in 1999. He is a director of several private companies in the U.K. and Greece. Mr. Parsons has served as a director of the Company since March 1994.

PROPOSAL 2 — APPROVAL OF 2002 OMNIBUS INCENTIVE PLAN

Introduction

      On February 7, 2002, our Board of Directors adopted a new 2002 Omnibus Incentive Plan (the "Plan"), subject to approval by our shareholders. If approved, the Plan will be effective as of January 1, 2002.

      The Plan is intended to promote our long-term financial success and increase shareholders' value by providing us with the flexibility to implement annual and long-term incentives that are intended to increase shareholder value. The Plan also aligns the interests of our employees with the interests of our shareholders by affording them certain opportunities to acquire an interest in our stock. We believe that these incentives and opportunities will also encourage our executives and other key employees to continue in our employ, by providing them with a competitive level of compensation that varies based on our performance. The terms of the Plan, which are described in greater detail below, are consistent with the terms of similar plans adopted by other large public companies.

      We are seeking your approval of the Plan for several reasons. First, we think that good corporate governance suggests that we ask shareholders for their approval of a new plan of this type and nature. Secondly, by obtaining shareholder approval, we can provide our employees and reserve for ourselves certain income tax benefits. We can assure that the compensation paid to our officers who are named in our proxy statements will be fully deductible by us, despite the constraints otherwise applicable under Section 162(m) of the Internal Revenue Code. (It goes without saying that maximizing deductibility of compensation paid to our executives is beneficial to our shareholders.) We can also continue to grant incentive stock options under the Internal Revenue Code (the "Incentive Stock Options") that can provide favorable tax treatment to the employees who receive them. Finally, NYSE rules require us to obtain your approval to list any newly issued shares that may be used to satisfy awards granted under the Plan to trade on the NYSE.

      We have included in the Plan several provisions that we know are favored by shareholders generally, including a commitment that we will not amend outstanding stock options to lower the exercise price of the stock option or grant new stock options in substitution for previously outstanding stock options. We have also provided that we will not grant stock options with an exercise price that is below the fair market value of our stock on the date the stock option is granted. In addition, we have limited the number of full value equity awards that may be granted under the Plan to approximately 15% of the total shares authorized.

      The number of shares authorized for awards under the Plan is the number that our advisors and we think is necessary to provide competitive incentives and rewards for our executives and other key employees over the next several years. Yet, the number of shares that we are seeking to have authorized for awards under the Plan, when coupled with the number of shares subject to outstanding awards under our current Stock Incentive Plan (the "Stock Incentive Plan"), may exceed the level that at least one institutional shareholder service would find acceptable for a company of our size and maturity. We believe that the reason that our combined outstanding awards and potential future awards exceed this service's standards is that we have had a significant turnover among our executive officers and other senior management over the last several years by reason of retirement. Because our Stock Incentive Plan allows retirees a significant period of time to exercise stock options outstanding at their retirement, a number of awards held by these former executives are still outstanding. When we recruited qualified successors for these retired executives, we also had to provide them with competitive incentives under the Stock Incentive Plan. This temporary overlap was necessary to effect the smooth transition of our management to new leadership in a way that has allowed us to produce continued strong performance and steady growth in our stock price.

      Upon approval of the Plan by the shareholders, we will no longer issue new awards under our existing Stock Incentive Plan, our Annual Incentive Plan or our Long-Term Incentive Plan. These plans will continue in effect for awards that have been granted under them prior to the date you approve the Plan. Annual and long-term performance awards for periods after 2001 will be made pursuant to the Plan. If you do not approve the Plan, the existing incentive plans will continue in effect in accordance with their terms. So, for example, annual and long-term awards (including for periods commencing in 2002) will continue to be made under the terms of the existing plans.

Summary of the Terms of the Plan

      Set forth below is a summary of the principal provisions of the Plan. This summary is qualified in its entirety by reference to the text of the Plan, which is attached to this proxy statement as Appendix A.

      Administration.    Our Management Development and Nominating Committee of the Board (the "Committee") will administer the Plan. The Plan permits the Committee to delegate to one or more of our employees authority to administer the Plan in respect of participants who are not executive officers subject to the stock ownership reporting requirements of the Federal securities laws. Under the Plan, the Committee may from time to time grant our employees any one or more of the following types of awards: Annual Incentive Awards, Long-Term Incentive Awards, Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock or Restricted Units (the "Incentive Awards"). The Board may also grant our non-employee directors Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Units. The Committee will also have the power to adopt sub-plans for our non-U.S. based employees covering in the aggregate not more than 1,000,000 shares. The terms of these sub-plans may be modified from the applicable terms of the Plan as deemed necessary or appropriate to comply with non-U.S. law or practice.

      Eligibility.    Incentive Awards may be granted to our employees and non-employee directors, provided that non-employee directors will not be eligible for Annual Incentive Awards, Long-Term Incentive Awards or Incentive Stock Options. The Committee has the authority to determine the employees and the Board has the authority to determine the non-employee directors to whom Incentive Awards may be granted and the conditions that may be imposed on the grant of such Incentive Awards.

      Number of Shares Issuable Under the Plan.    The maximum number of shares of our stock that may be issued under the Plan in respect of newly granted Incentive Awards is 5,500,000. We have limited the total number of shares of our stock that may be used for Incentive Awards other than Stock Options and SARs to 825,000 shares.

      The shares to be issued under the Plan may be newly issued shares or treasury shares. Upon the occurrence of certain events that affect our capitalization, including, but not limited to a stock dividend, stock split, merger or recapitalization, appropriate adjustments will be made in the aggregate number and limitations on the number of shares that may be issued under the Plan in the future and in the number, price per share and/or vesting criteria under all outstanding Incentive Awards. If any grant made under the Plan is canceled, terminated or otherwise settled without the issuance of any of our stock (including, without limitation, any shares issued in connection with a Restricted Stock award that are subsequently forfeited), those shares will be available for future grants under the Plan.

      Individual Award Limits.    The total number of shares of our stock that may be subject to an award of Stock Options and SARs granted to any individual during any calendar year may not exceed 1,500,000. The total number of shares of Restricted Stock and Restricted Units that may be awarded to any individual during a calendar year may not exceed a total of 150,000 shares or units.

      Types of Awards.    Under the Plan, the Committee may issue the following types of awards: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Annual Incentive Awards and Long-Term Incentive Awards. These awards are described in more detail below.

      Stock Options.    The Committee may grant Non-qualified Stock Options and Stock Options qualifying as Incentive Stock Options. Unless otherwise determined by the Committee at the date of grant, each Stock Option will become exercisable on a cumulative basis in three approximately equal installments on each of the first three anniversaries of the date of grant. The Committee may accelerate the exercisability of any Stock Option at any time. Once exercisable, each Stock Option will generally remain exercisable until the expiration of its term or its earlier cancellation under the circumstances described below. In no event shall the term of any Stock Option exceed 10 years from the date on which the Stock Option is granted.
      The exercise price of each Stock Option will be at least equal to the fair market value of a share of our stock on the date the Stock Option is granted. To exercise a Stock Option, an employee may pay the exercise price in cash or cash equivalents (including using a cashless exercise program), by exchanging shares of our stock which have been owned by the employee for at least six months at the time of exercise, or by any combination of the foregoing.
      In general, when an employee's employment terminates for any reason other than his or her death, disability, or retirement, the employee's outstanding exercisable Stock Options will remain exercisable for 90 days following his or her termination of employment. Unless otherwise determined by the Committee at the time of grant, in the event an employee terminates service by reason of death, disability or retirement (as defined in the Plan), his or her Stock Options that are then exercisable will remain exercisable for the remainder of their full term. However, if we terminate an employee's service for cause (as defined in the Plan), all of his or her outstanding Stock Options, whether or not exercisable, shall be immediately cancelled. Unless the Committee otherwise determines, any outstanding Stock Options that are not exercisable at the date an employee's employment terminates will be cancelled.
      Stock Appreciation Rights.    The Committee may also grant Stock Appreciation Rights that can either be freestanding awards or awards that are attached to a Stock Option. If SARs are attached to a Stock Option, the exercise of either the SAR or the Stock Option will cause the cancellation of the other award. Unless otherwise determined by the Committee, the terms and conditions applicable with respect to any grant of a SAR will be substantially the same as apply to the grant of a Stock Option. This means that the rules governing the vesting of a SAR, and the time that an employee will have to exercise the SAR after the termination of his or her employment, will be substantially the same as apply to a Stock Option. Upon exercise of a SAR, an employee will generally receive a payment for each SAR exercised equal to the excess of the then fair market value of our stock over the fair market value of our stock on the date the SAR was granted. Upon exercise of a SAR, payment may be made in cash, in shares of our stock, or in a combination of cash and shares as determined by the Committee.
      Restricted Stock and Restricted Units.    The Committee also has the right to grant awards of Restricted Stock and Restricted Units. Each grant made will establish a period during which the shares subject to the award will remain subject to forfeiture. An employee will not be able to dispose of the shares subject to the award prior to the expiration of this period. Except for the restrictions set forth in the Plan, upon the grant of Restricted Stock an employee will generally have all the rights of a shareholder, including the right to vote the shares and receive dividends with respect to such shares of Restricted Stock. Restricted Units are similar to Restricted Stock, except that the shares of our stock will not be issued to the employee until the end of the restricted period. However, the Committee may direct that we pay cash, in whole or in part, instead of delivering shares of our stock in settlement of Restricted Units. If the Committee makes a cash payment, the amount payable for each share of our stock will be equal to the fair market value of a share of our stock on the date on which the restricted period lapses. To be economically equivalent to Restricted Stock, there will generally be credited to an account for the employee an amount equal to any cash dividends we pay or the value of any property distributions we make on our stock during the restricted period (the "Dividend Equivalents").
      Unless the Committee otherwise determines at or after the date of grant, the restricted period with respect to an award of Restricted Stock or Restricted Units will lapse on the third anniversary of the date of grant of the award. In addition, the Committee may provide for termination of the restricted period upon achievement of performance goals it specifies. The Committee will determine, in its sole discretion, whether the performance goals have been achieved.
      When a Restricted Stock or Restricted Unit award is made to any of our executive officers that is contingent on the achievement of performance goals, the performance goals will be established by the Committee based on one or more of the following criteria: sales, gross revenues, earnings per share, internal rate of return, return on equity, return on capital, net income (before or after taxes), management net income, operating income, operating income before interest expense and taxes, segment income, cash flow, free cash flow or stock price. The performance goals established may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other external measure. These performance criteria will also form the basis for the performance goals to be established by the Committee in making Annual Incentive Awards and Long-Term Incentive Awards to our executive officers.
      Unless the Committee otherwise specifies at the date of grant, in the event that an employee's employment terminates due to his or her death, disability or retirement, the restricted period will lapse with respect to a pro rata portion of the shares related to a Restricted Stock or Restricted Unit award based on the number of days the employee worked since the date of the award was granted (or, in the case of an award which becomes vested in installments, since the date on which the last installment became vested). If an award would vest upon the attainment of performance goals or targets, any vesting shall be deferred until the end of the applicable performance period, and vesting will be determined based on that number of shares of Restricted Stock or Restricted Units that would have been earned in respect of such attainment or partial attainment of such performance goals or targets. Upon any termination of an employee's employment for any other reason, any shares of Restricted Stock then held by the employee will revert to us and all Restricted Units and any Dividend Equivalents credited with respect to such Restricted Units will be forfeited.
      Annual and Long-Term Incentive Awards.    The maximum Annual Incentive Award payable to any of our executive officers or other employees for any single calendar year is $3,000,000. The maximum Long-Term Incentive Award opportunity that can be made available in any single calendar year is $4,500,000.
      If an employee's employment terminates during a performance cycle due to death or disability, he or she will be entitled to receive a prorated Annual Incentive Award or Long-Term Incentive Award assuming full achievement of the performance goals for such performance cycle and based on his or her employment during the performance period. If an employee's employment terminates during a performance cycle due to retirement, he or she will be entitled to receive a prorated Annual Incentive Award or Long-Term Incentive Award based on the actual achievement of the performance goals for such performance cycle and his or her employment during the performance period. If an employee's employment terminates for any reason other than death, disability or retirement before the Committee authorizes payment of an Annual or a Long-Term Incentive Award, he or she will forfeit any right to receive payment of such Award. Except as required to comply with certain tax conditions, the Plan gives the Committee the power to establish rules regarding termination of employment that differ from those set forth above. Unless otherwise determined by the Committee at or after the date of grant, Annual and Long-Term Incentive Awards will be payable in cash.

      Accelerated Vesting and Payment upon a Change of Control.    Except as otherwise described below, a Change of Control (as defined in the Plan) will accelerate the vesting of all employees' outstanding Incentive Awards. This means that, upon a Change of Control, all outstanding Stock Options and SARs will generally become fully exercisable, and may be cashed out at the discretion of the Committee. The restriction period applicable to each outstanding share of Restricted Stock and Restricted Unit will also generally lapse upon a Change of Control. In the event that a Change of Control occurs as a result of any transaction that is submitted to our shareholders for approval, an employee whose employment is terminated due to death or disability or by the Company for any reason other than for cause on or after the date of such approval will receive the same benefits as though he or she continued in our employment until the Change of Control.

      Notwithstanding the foregoing, in contrast to the existing plans, the new plan provides that if the Committee determines prior to a Change of Control that any Stock Option, SAR, Restricted Share or Restricted Unit will be replaced or otherwise honored or assumed by the new employer (or the parent or an affiliate of such employer) on terms that meet certain basic conditions to assure that the employee is not adversely affected and which provide for acceleration upon an involuntary or constructive termination of employment (as defined in the Plan) within two years of a Change of Control, no acceleration of exercisability, vesting or cash settlement will occur at the time of the Change of Control.

      Upon a Change of Control, all performance periods for Annual Incentive Awards or Long-Term Incentive Awards will end and each award will be payable, at target levels, and pro-rated for the portion of the performance cycle completed prior to the Change of Control.

      Amendment or Termination.    Our Board may terminate or suspend the Plan at any time and may amend or modify the Plan from time to time. No such action may alter or impair a participant's rights under any previously granted Stock Option, SARs or Restricted Stock or Restricted Unit awards without his or her consent. Unless earlier terminated by action of the Board, the Plan will expire on the fifth anniversary of the date on which the shareholders approve it, except as to Incentive Awards outstanding on that date.

      Federal Income Tax Aspects.    The following is a brief summary of the Federal income tax consequences of awards made under the Plan based upon the Federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

      Section 162(m).    Section 162(m) of the Federal income tax laws may limit our ability to deduct certain compensation payable to certain executive officers. The Plan has been designed so that we will be able to deduct the compensation payable with regard to non-qualified options, Annual Incentive Awards, Long-Term Incentive Awards, as well as Restricted Stock and Restricted Unit awards that will become vested upon the achievement of performance objectives, without having to worry about this limit.
      Non-qualified Stock Option.    An employee or non-employee director realizes no income at the time a non-qualified stock option is granted. Generally, upon the exercise of a non-qualified option, an employee or non-employee director will realize ordinary income in an amount equal to the difference between the then fair market value of the common stock being purchased and the "exercise price" (i.e., the price paid to purchase the stock). We will generally be entitled to take a Federal income tax deduction in the amount of ordinary income recognized by the employee or non-employee director. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the employee or non-employee director has held the shares.
      Incentive Stock Option.    In general, an employee does not recognize taxable income upon either the grant or the exercise of an Incentive Stock Option (except for purposes of computing an employee's liability for alternative minimum tax, if any), and we are not entitled to take a deduction. Upon the sale of the underlying stock after satisfying the applicable holding period requirements, an employee will recognize long-term capital gain (or loss) to the extent that the sale price received exceeds (or is less than) the exercise price, inclusive of the price paid, if any, to acquire the stock option.
      If the holding periods are not satisfied, gain realized on the sale of the stock will be taxed as ordinary income, up to the excess of the fair market value of the stock on the date the stock option was exercised over the exercise price. Any gain in excess of such amount will be long or short-term capital gain to the employee, depending on the period of time the employee holds the stock prior to sale. We will be entitled to a deduction in the amount of ordinary income realized by the employee.
      Stock Appreciation Rights.    The tax treatment of a SAR is essentially the same as applies to a Non-qualified Stock Option. Thus, an employee or non-employee director will realize no income in connection with the grant of a SAR. The employee or non-employee director will generally be required to include as taxable ordinary income, in the year of exercise, an amount equal to the amount of cash and the fair market value of any of our shares received upon exercise of a SAR. We will be entitled to a deduction at the time and in the amount included in the employee's or non-employee director's income by reason of exercise. If the employee or non-employee director receives our stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above with respect to Non-qualified Stock Options.
      Restricted Stock.    Generally, an employee or non-employee director who receives Restricted Stock will recognize ordinary income at the time that the Restricted Stock is no longer subject to forfeiture. The amount of such income will be determined based on the fair market value of our stock at that time. We will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the employee or non-employee director has long-term or short-term capital gain or loss on a subsequent sale generally begins when the restricted period expires, and the employee's or non-employee director's tax basis for such shares will generally equal the fair market value of such shares at that time.
      However, an employee or non-employee director may elect under Section 83(b) of the Internal Revenue Code, within 30 days after the date of any Restricted Stock grant, to recognize taxable ordinary income on the date of grant in the amount equal to the excess of the fair market value of the shares of Restricted Stock over the amount, if any, paid for the Restricted Stock. By reason of such an election, the employee's or non-employee director's holding period will commence on the date of grant and he or she will have a tax basis equal to the fair market value of the shares on that date (determined without regard to the restrictions imposed under the Plan). Likewise, we will be entitled to a deduction at that time in the amount that is taxable as ordinary income by reason of the election. If shares are forfeited after making such an election, the employee or non-employee director will not be entitled to a deduction, loss or credit for the ordinary income recognized or the taxes paid in respect of the Section 83(b) election, but would generally be entitled to a capital loss for the amount, if any paid for the forfeited shares.
      Restricted Units.    An employee or non-employee director receiving a Restricted Unit award will not have taxable income when the Restricted Unit or any Dividend Equivalents are credited to his or her account. He or she will recognize ordinary income equal to the fair market value of the shares of our stock delivered (or the amount of cash paid in lieu of such shares), plus the amount of cash and the fair market of any property credited to his or her account as Dividend Equivalents when the shares and/or cash are delivered or paid. We will generally be entitled to a deduction for the year in which, and in the amount that, the employee or non-employee director recognizes ordinary income.

New Plan Benefits

      Except for an award of 250,000 options made to Mr. Poses in connection with his amended and restated employment agreement, no Stock Options, Restricted Stock or Restricted Unit awards will be made under the Plan prior to the Annual Meeting. The Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the Plan. We currently anticipate that approximately 1,500 employees will be eligible to participate and receive Incentive Awards under the Plan. Prior year grants (which are reflected below in the applicable portions of the Option Grants in Last Fiscal Year Table, the Long-Term Incentive Compensation Plan Awards in Last Fiscal Year Table and the Summary Compensation Table) are not determinative of future grants. Accordingly, it is not possible to determine whether, and the extent to which, any of our officers or other employees or non-employee directors will receive such awards under the Plan.

      Annual Incentive Awards and Long-Term Incentive Awards for the period commencing in 2002 have been made under the Plan. This action was necessary to assure that we get the tax benefits available for performance based awards to our executive officers. For each of these awards, the performance objective that will be used will relate to segment income. However, as the amounts that may be payable in respect of such awards to any of the named executive officers will be dependent upon the level of segment income that we achieve over the relevant performance period, it is not possible to determine currently the amount that would be payable to each such officer. Of course, none of the payments may exceed the applicable maximum awards described above with respect to Annual Incentive Awards and Long-Term Incentive Awards.

      The per share closing price of our common stock on March 12, 2002 was $69.16.

RECOMMENDATION

      The Board of Directors recommends that shareholders vote FOR Proposal 2, approval of American Standard Companies Inc. 2002 Omnibus Incentive Plan.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO
THE EMPLOYEE STOCK PURCHASE PLAN

Introduction

      The American Standard Companies Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") was first adopted by the Board of Directors and approved by shareholders of the Company in 1997. The purpose of the Stock Purchase Plan is to offer employees of the Company and its subsidiaries an opportunity to purchase shares of common stock of the Company on attractive terms so that they may directly participate in the Company's performance.

      The Board has decided to amend and restate the Stock Purchase Plan, effective July 1, 2002, to increase the number of shares of common stock available under the Stock Purchase Plan by 500,000 shares and to add provisions to the Stock Purchase Plan to facilitate the Company's implementation of the Stock Purchase Plan in countries outside the United States. In particular, the Stock Purchase Plan has been amended to include both an Internal Revenue Code ("Code") Section 423 plan (the "423 Plan") which is intended to qualify as an "employee stock purchase plan" under Code Section 423 and a non-Code Section 423 Plan (the "Non-423 Plan"). The Non-423 Plan will allow the Company to grant options and issue shares of common stock that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the plan administrator which are designed to achieve tax or other objectives outside of the United States. The term "Stock Purchase Plan" used in this description applies to both the 423 Plan and the Non-423 Plan unless otherwise stated. The amendments also provide that the Company may permit employees who are part-time employees to participate in the Stock Purchase Plan in those countries where the plan administrator determines that local regulations make it advisable. Under the amended and restated Stock Purchase Plan, the Savings Plan Board of the Company, rather than the Management Development and Nominating Committee of the Board of Directors, is the plan administrator. The remaining provisions of the Stock Purchase Plan are unchanged.

Summary of the Terms of the Stock Purchase Plan, Including Proposed Amendments

      Set forth below is a summary of the provisions of the Stock Purchase Plan and the current amendments to the Stock Purchase Plan. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, as restated to include the proposed amendments, which is attached to this proxy statement as Appendix B.

      Eligibility.    Any employee (a) whose customary employment is 20 hours or less per week, (b) whose customary employment is for a period of 5 months or less in any calendar year, (c) who is on non-qualified leave or (d) who, immediately after an option is granted, owns stock and/or holds outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, is not eligible to participate in the Stock Purchase Plan unless the plan administrator determines that local laws or regulations make it advisable for such employee to be eligible to participate. The plan administrator may also determine that a designated group of highly compensated individuals (within the meaning of Code Section 414(q)) are ineligible to participate in the Stock Purchase Plan.

      Administration.    The Stock Purchase Plan is administered by a plan administrator. The plan administrator has authority to interpret and construe the provisions of the Stock Purchase Plan, to make rules and regulations for the administration of the Stock Purchase Plan (including but not limited to providing special rules, procedures or sub-plans relating to the operation and administration of the Stock Purchase Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures). The plan administrator may adopt rules, procedures or sub-plans designed to be outside the scope of Section 423 of the Code. To the extent inconsistent with the requirements of Code Section 423, such sub-plans shall be considered part of the Non-423 Plan, and options granted thereunder will not be considered to comply with Code Section 423.

      Qualified Stock Purchases.    The Board of Directors has authorized a total of 1,500,000 shares of common stock of the Company to be issued under the Stock Purchase Plan, thereby increasing the amount of shares available under the Stock Purchase Plan by 500,000. Options to purchase shares are granted to participating employees on a quarterly basis with each purchase period ending on the last day of the calendar quarter. Eligible employees can elect to participate in the Stock Purchase Plan by making contributions from their salary in the form of payroll deductions. The maximum amount that can be deducted from an employee's salary for the purchase of shares under the Stock Purchase Plan is limited to $25,000 worth of shares (measured for each quarterly purchase period as of the date the option is granted) in a calendar year. Unless the employee withdraws from the Stock Purchase Plan before the end of the quarter, shares of common stock are automatically purchased with his or her accumulated payroll deductions. Shares purchased under the Stock Purchase Plan may not be sold prior to the first anniversary of their date of purchase, except in the event a participant terminates employment with the Company or its subsidiaries.

      The shares to be offered under the Stock Purchase Plan will be listed on the NYSE and registered with the Securities and Exchange Commission, as well as under the laws of certain other jurisdictions as required.

      Purchase Price.    The Stock Purchase Plan offers employees the opportunity periodically to purchase shares of common stock from the Company at a per share price not less than 85 percent of the per share market price for common stock on the date of purchase. The market price of the common stock on any date is the closing price of the shares as reported on the consolidated tape of the NYSE on such date or if there are no transactions on that date, the closing price on the immediately preceding date on which transactions were reported.

      Issuance of Certificates.    Certificates for shares of common stock purchased under the Stock Purchase Plan may be issued to employees receiving distributions of shares as soon as practicable following their request, assuming that the one-year holding period on the shares has been met or waived.

      Amendment and Termination.    The Board may amend the Stock Purchase Plan, except that no amendment may, without the approval of shareholders: (a) change the number of shares of common stock reserved for options under the Stock Purchase Plan, or (b) alter the requirements for eligibility to participate in the Stock Purchase Plan. The Stock Purchase Plan may be terminated at any time at the discretion of the Board or its delegate. On termination of the Stock Purchase Plan, all shares of common stock and cash, if any, in the employees' individual accounts will be distributed to the employees as soon as practicable.

      U.S. Federal Income Tax Consequences.    Employees generally have tax consequences associated with participation in the Stock Purchase Plan. In the U.S., no taxable income will be recognized by an employee until the sale or other disposition of the shares of common stock acquired under the 423 Plan. When the shares are disposed of by the employee two years or more after the date the employee has been granted the right to purchases the shares, he or she will be subject to ordinary income tax on the lesser of: (a) the excess of the fair market value of the shares at the beginning of the relevant quarterly option period over the exercise price of the shares determined as if the shares were exercised on such date, or (b) the excess of the fair market value of the shares at the time such shares are disposed of over the original purchase price of the shares. Any further gain upon such sale will be treated as capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss equal to the difference.

      If the shares are disposed of less than two years after the date of grant, the employee will realize ordinary income on the excess of the fair market value of the shares at the date of purchase over the purchase price in the year of sale or other disposition, even if no gain is realized on the disposition. Any further gain upon such sale will be treated as capital gain. If the shares are sold for less than fair market value on the purchase date, the same amount of ordinary income is attributed to the employee, and a capital loss will be realized equal to the difference between the sale price and the fair market value of the shares on the original purchase date.

      In the event that the employee dies while owning shares acquired under the 423 Plan, ordinary income must be recognized in the year of the employee's death in the amount equal to the lesser of (a) the amount by which the fair market value of the shares at the beginning of the relevant quarterly option period exceeds the exercise price determined as if the option was exercised on such date, or (b) the amount by which the fair market value at the time of death exceeds the original purchase price. If such an amount is required to be included in the tax return in year of death, an estate tax deduction may be available to the estate of the deceased participant.

      In the cases discussed above (other than death), the amount of ordinary income recognized by an employee is added to the purchase price paid by the employee, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on how long the shares are held before being sold.

      The Company is entitled to tax deductions in the U.S. for shares issued under the Stock Purchase Plan only in the event of disqualifying dispositions. For disqualifying dispositions in the U.S., the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by an employee for the taxable year as a result of the premature disposition of the shares. The Stock Purchase Plan will not meet the requirements in Section 162(m) of the Internal Revenue Code of 1986, as amended, which means that the Company's deduction for disqualifying dispositions by the Company's Chief Executive Officer and four most highly paid other executive officers will be subject to the Section 162(m) limitation.

      With respect to shares purchased prior to January 1, 2003, there is no Federal Insurance Contributions Act ("FICA")/Federal Unemployment Tax Act ("FUTA") payment or withholding due on the purchase of common stock through the 423 Plan. Under proposed U.S. Treasury Regulations, beginning with shares purchased on or after January 1, 2003, employees who purchases shares under the 423 Plan will be considered to have received wages for purposes of FICA/FUTA. The amount of wages received is equal to the difference between the fair market value of the shares at the time of purchase and the purchase price (i.e., the spread). As a result, the spread at the time of purchase may be subject to FICA/FUTA withholding and reporting for shares purchased after January 1, 2003.

RECOMMENDATION

      The Board of Directors recommends that shareholders vote FOR Proposal 3, approval of amendments to the Company's Employee Stock Purchase Plan.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors has re-appointed, in accordance with the recommendations of its Audit Committee, Ernst & Young LLP as independent certified public accountants to examine the consolidated financial statements of the Company for the year 2002 upon such terms as are fixed by the Board of Directors. The Board of Directors recommends that such appointment be ratified by the shareholders. If the appointment of Ernst & Young LLP is not ratified by shareholders, the Board of Directors and the Audit Committee will give consideration to the appointment of other independent certified public accountants.

      During 2001, the Company paid Ernst & Young LLP the following amounts with respect to services rendered by them to the Company:

      Audit Fees.    For the year ended December 31, 2001, the aggregate fees billed to the Company for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q were approximately $2.7 million.

      Financial Information Systems Design and Implementation.    For the year ended December 31, 2001, no professional services of the type described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission were rendered to the Company by Ernst & Young LLP, nor were any fees for such services billed to the Company.

      All Other Fees.    For the year ended December 31, 2001, the aggregate fees billed to the Company for services rendered by Ernst & Young LLP, other than the services referred to in the two preceding paragraphs, were approximately $5.8 million principally relating to tax services and statutory audits.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will also be available to respond to questions.

RECOMMENDATION

      The Board of Directors recommends that shareholders vote FOR Proposal 4, ratification of independent certified public accountants.

PROPOSAL 5 — SHAREHOLDER PROPOSAL REGARDING
GREENHOUSE GAS EMISSIONS

Proponent's Proposal

      This proposal has been submitted by the Board of Pensions of the Evangelical Lutheran Church in America, 800 Marquette Avenue, Suite 1050, Minneapolis, Minnesota 55402-2892 (the holder of 13,300 shares of common stock, as of December 10, 2001).

Reducing Greenhouse Gas Emissions From Operations of Appliance Manufacturers

WHEREAS:

•	The Environmental Protection Agency has stated that electricity generation is responsible for 40% of man-made carbon dioxide, the leading greenhouse gas, as well as 25% of nitrous oxides, 67% of sulfur dioxide, and 34% of mercury emitted annually nationwide. (2000)
•	The Intergovernmental Panel on Climate Change has found "new and stronger evidence that most of the warming observed over the last 50 years is attributed to human activity." (IPCC, 2001)
•	Growing evidence indicates that environmental damage from fossil fuel burning will be major and worldwide. Threats to human health and habitats include (IPCC, 2001):

•	widespread increase in the risk of floods inundating the homes of tens of millions of people, resulting in an increased drowning, disease and, in developing countries, hunger and malnutrition;
•	increases, in some geographic areas, in droughts, floods, landslides, intense storms, heat waves and incidences of water-borne (cholera) and vector-borne diseases (malaria); and
•	irreversible damage to vulnerable ecosystems, with increased risk of extinction of some more vulnerable species and a loss of biodiversity.
•	In July 2001, 178 nations signed the Bonn agreement, requiring industrialized nations to reduce greenhouse emissions to 5.2% less than 1990 levels, by 2008. (Wall Street Journal, 7/24/01)
•	Companies with top-rated environmental records are faring significantly better financially than those with worse records. From 1997-2000, they had 3.53% higher annual returns on investment than a broader universe of companies and 7.80% higher annual returns than companies with low-rated environmental records. (QED International, 2001) Between 1998-2000, "the stock price of the more environmentally friendly top half outperformed the bottom half by . . . 17.2% in U. S. petroleum and 12.4% in U. S. electric utilities." (Barrons, 8/6/01)
•	Addressing the President, 39 top religious leaders have written, ". . . global warming is a scientific fact. . . . More investment in renewable energy and fuel efficiency is now a moral imperative, especially because these are technologically feasible and economically viable." (National Council of Churches, 5/21/01)
•	We believe that good stewardship of our resources requires that we reduce polluting emissions when possible and prudent.

RESOLVED:

that the Board of Directors of the American Standard Companies, Incorporated (sic) report (at reasonable cost and omitting proprietary information), to shareholders on the greenhouse gas emissions from our Company's own operations and products sold, including: steps the company can take to reduce emissions of greenhouse gases substantially; recommendations for steps the appliance manufacturing industry can take to collectively reduce emissions of greenhouse gases substantially, and plans, if any, to support energy-efficient appliance standards.

SUPPORTING STATEMENT:

      The Intergovernmental Panel on Climate Change has found that the world must reduce its carbon fuel emissions significantly to re-stabilize the climate. (IPCC, 2001) We believe this will require the Company's support of (a) increasing energy-efficient appliance standards; (b) asking DOE not to roll back the increased federal energy-efficiency standard; and (c) strong energy codes for residential and commercial buildings.

Our Response to the Proponent's Proposal

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

      The Company recognizes that concern regarding greenhouse gas emissions and their potential adverse effect on the environment is an important issue. The Company's policy is to design products, processes and operating facilities worldwide that are environmentally sound, prevent pollution, conserve resources and energy, minimize the use of hazardous materials and reduce waste. Such efforts are continuously reshaped by management's evaluation of the availability of new technology, the relative costs and benefits of meeting or exceeding energy-efficiency standards and the impact of new regulations on customers, suppliers, shareholders and other constituents.

      The only products manufactured or sold by the Company that fall within federal regulations applicable to the appliance industry are produced by the Company's air conditioning systems and services business ("Trane"), its largest business segment. With respect to these products, the release of greenhouse gases occurs primarily from generating the power used to operate air conditioners and air conditioning systems, and to a lesser extent by carbon dioxide released from the burning of natural gas in gas fired furnaces sold by the Company and by refrigerants that escape from air conditioning systems. Trane, long recognized as an industry technology leader, is devoting substantial time and resources to developing products that decrease energy usage and, therefore, decrease the need to generate more electricity. The Company also has invested in new designs that require less refrigerant per equivalent cooling, which contributes to the reduction of the overall environmental "footprint" or impact associated with the use of Trane's products. As noted on Trane's Website, http://www.trane.com, the emphasis on energy efficiency, combined with demands for zero or low emission, is the driving force behind Trane's efforts to provide high efficiency, low emissions options for all of its products and services. Increased energy-efficiency, which results in a lower total cost of ownership, is a key part of Trane's research, development and marketing strategy.

      The Company's achievements and leadership in environmental protection have been publicly recognized by the U.S. Environmental Protection Agency ("EPA") and other distinguished public and private organizations. For example, in 1998, Trane received two EPA awards: one for its significant contributions to the goals of the Kyoto Protocol to the United Nations Framework Convention on Climate Change, and a second for Trane's leadership and participation in the EPA's Energy Star Buildings Program. Trane is also participating in the EPA's Building Air Conditioner Climate Partnership, in which representatives of governmental, industry, professional and environmental organizations from around the world are proceeding to craft clear environmental performance criteria for the selection and maintenance of chillers. Trane has been the recipient of numerous other environmental awards including the Sustainable Buildings Industry Council Best Practice Award for its Earth WiseTM System (2001), EPA ENERGY STAR® Gold Award Recipient (2000), Worldwide Wildlife Fund "Gifts to the Earth" Award (1998), President's "E Star" Award (1996), and U.S. Department of Energy Award for Energy Efficiency and Renewable Energy (1996).

      Additional information about the Company's environmental policy and certain of its achievements and initiatives can be found on Trane's website, http://www.trane.com, and through newspaper articles and other publicly available sources. Given the existing availability of information about the Company's environmental policy and achievements and the Company's excellent record and publicly recognized leadership in this area, the Board of Directors has concluded that producing the report called for in the shareholder proposal would place a burden on the Company's management and employee resources that outweighs its usefulness to the Company's shareholders.

RECOMMENDATION

      For the reasons stated above, the Board of Directors recommends that shareholders vote AGAINST this Proposal 5.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors' Meetings and Committees of the Board

      The Board of Directors held five meetings in 2001. All directors attended 75% or more of the combined total number of meetings of the Board of Directors and its respective committees held in 2001 during the period in which they served as directors or committee members. Among the standing committees of the Board of Directors are the Audit Committee and the Management Development and Nominating Committee (the "MDC"). The Board also has a standing executive committee and in 2001, formed a Technology Committee which will begin to function in 2002. Neither the Executive Committee nor the Technology Committee met in 2001.

      The Executive Committee.    The members of the Executive Committee are Messrs. Poses (Chairman), Hardymon and Parsons. The Executive Committee functions when the Board is not in session. It may declare dividends and authorize the issuance of stock, as well as exercise all other powers and authority of the Board of Directors in the management of the business and affairs of the Company. It may not, however, amend the Company's Restated Certificate of Incorporation or Amended By-Laws, adopt agreements of merger or consolidation or propose the sale or other disposition of substantially all of the Company's assets or the dissolution of the Company.

      The Audit Committee.    The members of the Audit Committee are Messrs. Anderson (Chairman), Hagenlocker, and Roderick, all of whom are independent from the Company, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listing Standards. The Audit Committee reviews the scope of internal and independent audits; the Company's quarterly and annual financial statements and Annual Report on Form 10-K and the adequacy of management's implementation of internal controls and makes recommendations regarding improvements; periodically reviews the Company's accounting policies and procedures and significant changes in accounting policies, and the Company's business conduct and conflicts of interest policies and practices. In addition, the Committee recommends the appointment of independent public accountants to the Board of Directors, subject to shareholder ratification, and reviews their independence and performance and the reasonableness of their fees. The Committee also reviews major litigation, compliance with environmental standards and the investment performance and funding of the Company's retirement plans. The Audit Committee met three times in 2001.

      The Management Development and Nominating Committee.    The members of the MDC are Messrs. Parsons (Chairman), Cohon, Hardymon and Quayle. The MDC functions both as a compensation and as a nominating committee. It reviews and makes recommendations with respect to officers' salaries and employee benefits and administers certain of the Company's employee benefit and compensation plans, including the Company's incentive compensation and stock incentive plans. It also evaluates the quality of management and management improvement programs and techniques. This Committee also considers and makes recommendations to the Board with respect to candidates for director, including candidates proposed by shareholders. The Management Development and Nominating Committee met five times in 2001.

Directors' Fees and Other Arrangements

      Each outside director is paid a fee of $7,500 per calendar quarter and receives $1,000 for attendance at each meeting and reconvened meeting of the Board of Directors or committee of the Board. Committee chairmen are paid $2,000 for their attendance at meetings of the committees they chair. The only directors currently eligible for directors' fees are those who are not employees of the Company or any subsidiary. They are Messrs. Anderson, Cohon, Hagenlocker, Hardymon, Parsons, Quayle and Roderick. All directors are reimbursed for reasonable expenses incurred to attend meetings.

      A Supplemental Compensation Plan for Outside Directors ("Supplemental Compensation Plan") was adopted in June 1989 and amended in March 1996 and December 1997. Under the Supplemental Compensation Plan, a plan account is established for each participating director consisting of shares of common stock that are delivered to a grantor's trust and held for the benefit of each director. The shares are voted by the trustee of the trust on behalf of each participating director in accordance with the director's instructions. Each participating director who became a Board member before March 1996 was awarded 5,819 restricted shares. Persons becoming eligible Board members for the first time after March 1996 are granted restricted shares of common stock equivalent in value to $100,000, calculated at the per-share closing price of common stock on the last day such stock is traded on the New York Stock Exchange immediately preceding the date of such Board member's election. Pursuant to the December 1997 amendment, directors who are not employees of the Company or any affiliate will have credited to their plan accounts annually, on the date prior to the Annual Meeting of Shareholders, 500 shares of common stock subject to the same restrictions applicable to shares credited to their plan accounts upon becoming a director. The first such annual allocation was made in May 1998. Shares held under the Supplemental Compensation Plan are Mr. Anderson, 7,819; Dr. Cohon, 3,623; Mr. Hagenlocker, 2,269; Mr. Hardymon, 3,185; Mr. Parsons, 7,819; Mr. Quayle, 7,819; and Mr. Roderick, 7,819.

      When a participating director ceases to be a member of the Board, he or his beneficiary will receive a distribution of the shares of common stock in the director's plan account. Until distributed, assets in the grantor's trust are subject to the claims of creditors of the Company and its wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. If a participating director is removed for cause, his entire interest in the plan is forfeited. Employee directors do not participate in the Supplemental Compensation Plan.

      In March 1999, the Company amended its Stock Incentive Plan to make non-employee directors eligible to receive grants of options to purchase shares of common stock on the same terms as options granted to Company employees. Pursuant to the Stock Incentive Plan, non-employee directors have been granted options to purchase 5,000 shares of common stock with an exercise price equal to the average of the high and low sale price of the common stock as reported on the New York Stock Exchange on February 2, each year beginning in 1999, on March 1, 2001 and February 7, 2002, as follows: Messrs. Anderson, Parsons, Quayle and Roderick, 20,000 options; Dr. Cohon and Mr. Hardymon, 15,000 options; and Mr. Hagenlocker, 10,000 options; all of which are unexercised.

Compensation Committee Interlocks and Insider Participation

      None.

Certain Relationships and Related Party Transactions

      Fidelity Management Trust Company ("Fidelity") is the owner of record of the shares of common stock held by the ESOP, a 16.6% beneficial owner of the Company's shares. The Company paid Fidelity $408,875 in 2001 for services in connection with administering the Company's ESOP and American Standard Inc.'s Savings Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16 of the Securities Exchange Act of 1934, the Company's directors, certain of its officers, and beneficial owners of more than 10% of the outstanding common stock are required to file reports with the Securities and Exchange Commission, the NYSE and the Company concerning their ownership of and transactions in common stock. Based solely upon the reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 2001, except that Thomas Battaglia, the Company's former Vice President and Treasurer, who retired in April 2001, was late in reporting the sale in June 2001 of 5,344 shares of common stock which he had received in a post-retirement distribution of shares allocated to him under certain benefit plans.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company otherwise specifically incorporates this Report by reference in another filing.

      During 2000, the Audit Committee adopted an updated version of its charter, which was approved by the Board of Directors on December 7, 2000. The complete text of the revised charter, which reflects standards and requirements recently adopted by the Securities and Exchange Commission and the New York Stock Exchange was attached as Appendix A to the proxy statement for the Annual Meeting of Shareholders held in May 2001.

      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements in the Annual Report with the Company's management and independent auditors.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors, as required by Independence Standard Board No. 1, Independence Discussions with Audit Committees. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

      The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Members of the Audit Committee: Steven E. Anderson, Chairman Edward E. Hagenlocker David M. Roderick

REPORT OF THE MANAGEMENT DEVELOPMENT AND NOMINATING COMMITTEE
ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

      The following Report of the Management and Nominating Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company otherwise specifically incorporates this Report by reference in another filing.

      The Company's compensation program for its executive officers is administered and reviewed by the Management Development and Nominating Committee (the "Committee") of the Board of Directors. The Committee approves compensation objectives and policy for all executives and sets compensation for the Company's executive officers, including the Named Officers.

Compensation Philosophy

      In determining the total compensation for the Company's executive officers, the Committee seeks to ensure that rewards are:

•	Closely linked to overall Company, operating unit and individual performance;
•	Closely aligned with shareholder interests and rewards;
•	Significantly "at risk" and subject to the achievement of financial goals and other strategic initiatives; and
•	Supportive of the Company's strategy to attract, develop and retain world-class leaders.

      For purposes of benchmarking market practice with respect to compensation paid to its executive officers, the Company compares its practices to the compensation practices of a "compensation survey group." Companies were selected for this group primarily because they compete with the Company for executive talent and have executive positions similar in breadth, complexity and scope of responsibility to those of the Company. The compensation survey group is a broader, more diverse group of companies than those included in the peer group index in the performance graph set forth under the heading entitled "Performance Graph".

      The key elements of the total annual compensation for executive officers consist of fixed compensation in the form of base salary, and variable compensation in the forms of annual incentive compensation, stock options and other long-term incentive awards.

Components of Executive Compensation

   Base Salary

      The Committee establishes each executive officer's base salary by comparison to the upper quartile of competitive market levels for the executive's position and responsibilities, based on the above-referenced compensation survey group. Where appropriate, salary adjustments are made to reflect performance and market conditions. All salary adjustments for executive officers are reviewed and approved by the Committee.

   Annual Incentive Compensation

      Annual incentives are based upon various factors, including sales growth, earnings per share growth and free cash flow as well as corporate, operating unit and individual performance during the preceding calendar year. The Committee establishes target awards based on a percentage of salary for each participant. An operating plan is established annually which sets goals for overall corporate and operating performance relating to specific financial and strategic measures. At year-end, corporate and operating unit performance is compared to these goals to determine the percentage of the established goals attained. Except for the Named Officers, the actual bonus amount paid to each participant, including the executive officers, is based on management's and the Committee's qualitative evaluation of corporate or operating unit and individual performance versus target.

      For 2001, performance varied across operating units and incentives were awarded accordingly.

   Long-Term Incentive Compensation Awards

      Executive officers of the Company also participate in the Company's Long-Term Incentive Plan ("LTIP").

      Incentive payments were awarded to executive officers for the 1999-2001 LTIP performance cycle, based upon the achievement of company-wide goals relating to sales growth, earnings per share growth and free cash flow. The target award amounts range from 30% to 170% of an executive's average base salary during the participation period, based upon the individual's position. If minimum threshold levels of performance are not reached, no payments are made for the performance cycle. A maximum payment of twice the target award may be made for performance substantially above target levels.

      Performance against the stated goals for the performance cycle 1999-2001 was below targeted levels, and accordingly the amounts paid were at the lower end of the range. The Committee determined that no adjustment to these goals was appropriate for this cycle. However, because of concern that the LTIP for the cycles 2000-2002 and 2001-2003 would not be attainable due to the continued impact of 2001 performance and would therefore fail to deliver the retentive and incentive elements of the plan, the Committee elected to adjust the performance goals for these cycles to more appropriate levels.

      Additionally, in 1995 the Company established an equity-based compensation plan under which the Committee may award stock options, restricted stock and other performance-based awards to executive officers. During 2001, stock options were granted to each executive officer, the amount of which was based on market comparisons, the sustained performance of the recipients and their expected impact on future business results.

Compensation of the Chairman and Chief Executive Officer

      Mr. Poses assumed the position of Chairman and Chief Executive Officer on January 1, 2000. The combination of his base salary and variable pay components was designed to deliver fully competitive pay opportunities at the upper quartile of the compensation survey group and that vary substantially based on the results of the Company and on shareholder value creation. The Chairman and Chief Executive Officer's variable pay plans and associated performance goals provide highly competitive rewards for elevated Company performance. Committee assessments of Mr. Poses' achievements in attaining operating goals, improving shareholder returns and in positioning the Company for continued success were key determinants of fiscal 2001 compensation.

      Mr. Poses' base salary for 2001 ranks slightly below the 50th percentile for Chief Executive Officers in the compensation survey group. The Committee awarded Mr. Poses an annual incentive award under the Annual Incentive Plan of $1,192,000 based on performance above threshold levels for sales growth, earnings per share and free cash flow goals but below target and thus less than he would have otherwise received.

      Under the Alternative Long-Term Incentive Plan, Mr. Poses earned and was awarded by the Committee, $383,100 based on the level of performance attainment for the performance cycle ending December 31, 2001. This award represents two thirds of a target award because his employment as an Executive Officer of the Company did not begin until January 1, 2000. Finally, Mr. Poses was awarded 250,000 stock options in March 2001 in line with total compensation assessments for the Chairman and Chief Executive Officer and the objective of delivering highly leveraged, long-term incentive compensation.

      As Chairman and Chief Executive Officer, Mr. Poses is compensated pursuant to an employment agreement entered into on October 13, 1999 and amended on March 17, 2000. This agreement has been further amended and now extends through December 31, 2006, subject to earlier termination under certain circumstances. The elements of the agreement including the terms of a significant stock option grant are described in the section entitled "Executive Compensation — Executive Agreements".

Compliance with Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly-traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers except to the extent that such compensation is paid pursuant to a shareholder approved plan and upon the attainment of objective performance criteria. The Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy or in rewarding superior executive performance. Accordingly, the Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right to pay amounts which are not deductible in appropriate circumstances.

Members of the Management Development and Nominating Committee: Roger W. Parsons, Chairman Jared L. Cohon James F. Hardymon J. Danforth Quayle

PERFORMANCE GRAPH

      The following performance graph and related shareholders' return information should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company otherwise specifically incorporates this information by reference in another filing.

      The following graph and table compare the cumulative total shareholder return on the Company's common stock from December 31, 1996 through December 31, 2001 with the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing (Diversified Industrials) Index (neither of which include the Company), using data supplied by the Compustat Services unit of Standard & Poor's Corporation. The comparisons reflected in the graph and table, however, are not intended to forecast the future performance of the common stock and may not be indicative of such future performance. The graph and table assume an investment of $100 in the common stock and each index on December 31, 1996 and the reinvestment of all dividends.

Total Shareholder Returns

	Dec 96	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01

American Standard Companies Inc.	100.00	100.16	94.12	119.93	128.92	178.38
S&P 500	100.00	133.56	171.48	207.56	126.66	166.24
S&P Manufacturing (Diversified Industrials)	100.00	121.10	115.53	110.85	123.65	150.56

EXECUTIVE COMPENSATION

      Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for 2001, 2000 and 1999 of those persons who were during 2001 the chief executive officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Officers").

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year(1)	Salary	Bonus(2)	Restricted Stock Award($)(3)	Options (#)(4)	LTIP Payouts	All Other Compen- sation(5)
Frederic M. Poses	2001	$1,000,000	$1,192,000	$ —	250,000	$383,100	$20,202
Chairman & Chief	2000	1,000,000	2,725,900	11,468,750	—	521,400	20,202
Executive Officer	1999	—	250,000	—	1,000,000	—	—
G. Peter D'Aloia	2001	400,000	300,000	—	50,000	200,000	17,106
Senior Vice President & Chief	2000	366,667	280,000	—	150,000	441,600	17,840
Financial Officer	1999	—	—	—	—	—	—
J. Paul McGrath	2001	400,000	300,000	—	50,000	200,000	18,072
Senior Vice President, General	2000	383,590	280,000	—	150,000	478,400	16,880
Counsel and Secretary	1999	—	—	—	—	—	—
Lawrence B. Costello	2001	350,000	220,000	—	45,000	200,000	16,128
Senior Vice President	2000	204,167	200,000	—	50,000	239,200	215,747
Human Resources	1999	—	—	—	—	—	—
James H. Schultz (6)	2001	400,000	280,000	—	50,000	520,000	54,836
President Trane Commercial	2000	362,500	300,000	—	50,000	383,716	136,901
Systems Air Conditioning	1999	300,000	225,000	—	30,000	235,230	16,022
Systems and Services

(1)	Messrs. Poses and McGrath were first employed by the Company in January, Mr. D'Aloia in February and Mr. Costello in June, of 2000.
(2)	Represents annual bonus earned for the year reported but paid in the subsequent year. The amount reported for Mr. Poses in 1999 represents a bonus awarded by the Board in respect of services rendered during the fourth quarter of 1999 prior to the commencement of Mr. Poses' duties as Chairman and Chief Executive Officer on January 1, 2000. The bonus for Mr. Poses in 2000 represents $1,225,900, earned on the basis of achievement of performance criteria under the Annual Incentive Plan and a $1,500,000 special bonus that was deferred.
(3)	Represents 250,000 shares of Restricted Stock awarded to Mr. Poses upon commencement of employment as Chairman and Chief Executive Officer. Mr. Poses' ownership in such shares vests in three equal and consecutive annual installments beginning January 1, 2003.
(4)	Amounts for Mr. Poses represent options awarded in October 1999 upon his election as a director. Amounts for Messrs. D'Aloia and McGrath each include 100,000 options; and for Mr. Costello 50,000 options; granted upon the commencement of their employment. Amounts for Mr. Schultz include 50,000 options granted in 2001 that were forfeited on December 31, 2001 when he left the Company.
(5)	All Other Compensation for 2001 includes the following:
	Premiums for Term Life Insurance	ESOP Allocations* $
Frederic M. Poses	$4,902	$15,300
G. Peter D'Aloia	1,806	15,300
J. Paul McGrath	2,772	15,300
Lawrence B. Costello	828	15,300
James H. Schultz	1,350	15,300

* Includes matching contributions related to contributions made by Named Officers to the Savings Plan.

The amount shown for Mr. Costello in 2000 includes a $200,000 sign-on bonus received upon commencement of employment.
The amount shown for Mr. Schultz in 2000 includes $120,481 paid with respect to losses incurred on the sale of a residence in connection with Mr. Schultz's relocation to New Jersey at the Company's request. The amount shown for Mr. Schultz in 2001 includes $38,186 paid for closing costs in connection with Mr. Schultz's relocation to New Jersey.
(6)	Mr. Schultz resigned as an officer effective December 31, 2001.

Option Grants in Last Fiscal Year

      The following table sets forth information concerning stock options granted in 2001, including the potential realizable value of each grant assuming that the market value of the Company's common stock appreciates from the date of grant to the expiration of the option at annualized rates of (a) 5% and (b) 10%, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future prices of the Company's common stock, which will depend upon various factors, including market conditions and the Company's future performance and prospects. All of the options listed below have exercise prices equal to the fair market value of the common stock at the date of grant. One-third of the granted options become exercisable annually in installments beginning one year after the date of grant, subject to acceleration in the event of a change in control of the Company.

Name	No. of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2001 (1)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Frederic M. Poses	250,000	16.3%	$56.57	3/1/11	8,895,633	22,543,145
G. Peter D'Aloia	50,000	3.3%	56.57	3/1/11	1,779,127	4,508,629
J. Paul McGrath	50,000	3.3%	56.57	3/1/11	1,779,127	4,508,629
Lawrence B. Costello	45,000	2.9%	56.57	3/1/11	1,601,214	4,057,766
James H. Schultz(2)	50,000	3.3%	56.57	3/1/11	1,779,127	4,508,629

(1)	In 2001, options were granted covering 1,538,350 shares of common stock.
(2)	Options granted in 2001 were forfeited in December 31, 2001 when Mr. Schultz left the Company.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

      The following table sets forth information concerning the aggregate number of options held and the value of unexercised "in-the-money" options held at December 31, 2001 (the difference between the aggregate exercise price of all such options held and the closing market price of $68.23 of the shares covered by such options at December 31, 2001, the last trading day of 2001). No options held by the Named Officers were exercised in 2001, except Mr. Schultz acquired 60,000 shares of common stock upon exercise of stock options in March and November 2001.

Option Values at 12/31/01
Name	Number of Shares Underlying Unexercised Options at 12/31/01 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/01 Exercisable/ Unexercisable
Frederic M. Poses	666,666/583,334	$19,903,313/$12,866,687
G. Peter D'Aloia	49,999/150,001	1,507,470/3,598,030
J. Paul McGrath	49,999/150,001	1,281,139/3,145,361
Lawrence B. Costello	16,666/78,334	378,318/1,281,382
James H. Schultz(1)	168,665/0	6,175,238/0

(1)	Unexercised options were forfeited in December 31, 2001 when Mr. Schultz left the Company.

Long-Term Incentive Compensation Plan Awards in Last Fiscal Year

      The table below shows the contingent target awards, based on 2001 salary levels, established for each Named Officer with respect to the 2001-2003 LTIP performance period. The LTIP performance criteria are sales growth, earnings per share and free cash flow. Each of the performance criteria is weighted equally to contribute one-third of the target award if the applicable performance level is achieved. The target award is adjusted on a pro rata basis for performance above or below target levels, provided that the Management Development and Nominating Committee may adjust final results based on its assessment of (i) performance relative to the Company's peer group, (ii) economic conditions, and (iii) performance on key strategic initiatives. If a minimum level of performance is not reached, no payments will be made. The maximum payout is two times the target award and may be realized by achievement of performance 200% above target levels.

2001-2003 Long-Term Incentive Compensation Performance Period

Name	Number of Shares Units or Other Rights	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plan
			Threshold	Target	Maximum
Frederic M. Poses	(a)	1/01-12/03	(b)	$1,700,000	$3,400,000
G. Peter D'Aloia	(a)	1/01-12/03	(b)	561,528	1,125,056
J. Paul McGrath	(a)	1/01-12/03	(b)	540,764	1,081,528
Lawrence B. Costello	(a)	1/01-12/03	(b)	464,606	929,212
James H. Schultz	(a)	1/01-12/03	(b)	520,000	1,040,000

(a)	Awards are denominated in dollars.
(b)	See plan description above.

      Contingent awards are based on a participant's average annual base salary during the period of his or her participation in the performance period, subject to prorated adjustment to reflect the duration of participation in the period. At the end of a performance period, a payment in cash or common stock, or a combination thereof, is made on the basis of the achievement of the goals. Termination of employment may result in forfeiture or proration of the award, depending on the reason for the termination. A plan participant may defer payment of his award. Payment of awards will not be made or will be deferred if an event of default under the Company's loan agreements or debt indentures has occurred or would occur as a result of such payment. In the event of a change in control (as defined in the LTIP) during the performance period, the performance period terminates and each participant is entitled to receive 100% of his target award in cash.

      Shares of common stock distributable to LTIP participants are held for their benefit in trust under a trust agreement (the "Executive Trust"). Distribution of a participant's account is made upon termination of the participant's employment with the Company, or earlier at the discretion of the Management Development and Nominating Committee. Until distribution, assets of the Executive Trust are subject to the claims of creditors of the Company or its two wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. Shares of common stock held by the Executive Trust are voted by the trustee in accordance with the terms of the governing trust agreement.

Executive Agreements

      Frederic M. Poses.    Mr. Poses serves as Chairman and Chief Executive Officer of the Company pursuant to an employment agreement, which was amended and restated as of February 7, 2002 (the "Restatement Date"). The amended and restated agreement provides for Mr. Poses' employment through December 31, 2006, subject to earlier termination under certain circumstances as described below.

      Under the agreement Mr. Poses will receive a base salary of $1,000,000 per year throughout the employment period. Annual and long-term incentive compensation to be paid to Mr. Poses will be determined pursuant to the Company's annual and long-term incentive programs, provided that, during the employment period, Mr. Poses shall have annual and long-term incentive target awards of not less than $1,700,000. To recognize his contribution to the organization, the Company will make a contribution of not less than $100,000 for each full year of Mr. Poses' employment with the Company after 2001 to such charitable organization(s) as Mr. Poses designates from time to time. The agreement also provides that Mr. Poses is at all times vested in his benefits under the Company's Supplemental Retirement Plan and further provides that, so long as Mr. Poses remains in the employ of the Company through December 31, 2006, he will not be subject to any actuarial reduction based on age when his benefits under the Supplemental Retirement Plan commence. In addition to the foregoing, Mr. Poses participates in the other benefit plans available generally to the Company's corporate officers.

      On the Restatement Date, to cover the options that may have otherwise been granted during the employment period, the Company awarded Mr. Poses an option to purchase 1,000,000 shares under the Company's Stock Incentive Plan. This option will become exercisable as follows: 250,000 shares will vest and become exercisable in three approximately equal installments on the first three anniversaries of the Restatement Date, 200,000 shares will vest and become exercisable on December 31, 2005, 300,000 will vest and become exercisable on December 31, 2006, and 250,000 will vest on December 31, 2006 and become exercisable on December 31, 2007. The Company also awarded Mr. Poses 250,000 options under the Company's new 2002 Omnibus Incentive Plan, contingent upon shareholder approval of such plan, which shall vest on December 31, 2006 and become exercisable on December 31, 2007. The foregoing grants are governed by the terms and conditions of the Stock Incentive Plan and the 2002 Omnibus Incentive Plan, as the case may be.

      Mr. Poses' employment terminates upon his death or disability (as defined in the Corporate Officers' Severance Plan). The Company retains the right to terminate Mr. Poses' employment with or without cause, subject to satisfaction of its payment obligations under the Company's Corporate Officers' Severance Plan. If the Company were to terminate Mr. Poses' employment other than for cause (as defined in the Company's Stock Incentive Plan), any unvested options awarded upon his original employment with the Company will be accelerated to vest on the date of such termination, and Mr. Poses will be entitled to receive any of the restricted shares awarded on January 1, 2000 upon their originally scheduled vesting dates.

      Mr. Poses' agreement contains provisions relating to protection of the Company's confidential information and intellectual property, and for non-solicitation of Company employees and non-competition during the employment period and for one year following termination of employment.

      G. Peter D'Aloia.    Mr. D'Aloia serves as Senior Vice President and Chief Financial Officer of the Company pursuant to an employment agreement entered into on December 3, 1999. Under the agreement Mr. D'Aloia receives an annual base salary of $400,000 and is eligible to receive an annual bonus under the Annual Incentive Plan which, during his first two years of employment, will not be less than $300,000. Mr. D'Aloia also participates in the Company's Long-Term Incentive Plan with a target award of 130% of base salary; during his first two years of employment his award will not be less than $200,000. He also participates in the other benefit plans available generally to the Company's corporate officers.

      In connection with Mr. D'Aloia's employment with the Company he was granted a stock option covering 100,000 shares of the Company's common stock, with an exercise price equal to the fair market value of the common stock on February 1, 2000, the date of his commencement of employment. Additionally, the employment agreement provides that Mr. D'Aloia will receive annually a stock option grant covering not less than 50,000 shares of common stock.

      J. Paul McGrath.    Mr. McGrath serves as Senior Vice President, General Counsel and Secretary of the Company pursuant to an employment agreement entered into on December 17, 1999. Under the agreement Mr. McGrath receives an annual base salary of $400,000 and is eligible to receive an annual bonus under the Annual Incentive Plan which, during his first two years of employment, will not be less than $300,000. Mr. McGrath also participates in the Company's Long-Term Incentive Plan with a target award of 130% of base salary; during his first two years of employment his award will not be less than $200,000. He also participates in the other benefit plans available generally to the Company's corporate officers.

      In connection with Mr. McGrath's employment with the Company he was granted a stock option covering 100,000 shares of the Company's common stock, with an exercise price equal to the fair market value of the common stock on January 17, 2000, the date of his commencement of employment. Additionally, the employment agreement provides that Mr. McGrath will receive annually a stock option grant covering not less than 50,000 shares of common stock.

      Lawrence B. Costello.    Mr. Costello serves as Senior Vice President, Human Resources of the Company pursuant to an employment agreement entered into on May 1, 2000. Under the agreement Mr. Costello receives an annual base salary of $350,000 and is eligible to receive an annual bonus under the Annual Incentive Plan which, during his first two years of employment, will not be less than $200,000. Mr. Costello also participates in the Company's Long-Term Incentive Plan with a target award of 130% of base salary; during his first two years of employment his award will not be less than $200,000. He also participates in the other benefit plans available generally to the Company's corporate officers.

      In connection with Mr. Costello's employment with the Company he was granted a stock option covering 50,000 shares of the Company's common stock, with an exercise price equal to the fair market value of the common stock on June 1, 2000, the date of his commencement of employment.

      James H. Schultz.    Mr. Schultz served as the President of Trane Commercial Systems until December 31, 2001. He is receiving two years pay of his base salary of $400,000, his target Annual Incentive Plan Awards for 2001, 2002, and 2003 and his Long-Term Incentive Plan target awards prorated in accordance with the plans throughout this time period. He will also receive all other benefits to which officers are entitled under the Company's Corporate Officers' Severance Plan. Mr. Schultz's agreement contains provisions relating to protection of the Company's confidential information and intellectual property, and noncompetition and nonsolicitation of Company employees through the period ending December 31, 2003.

Retirement Plans

      Terminated Plan.    As a result of the change of control of American Standard Inc. in 1988, the retirement plan of American Standard Inc. covering its U.S. salaried employees was terminated as of June 30, 1988. Thereafter, the accrued benefits of all participants through that date, all of which vested, are provided through annuities purchased with the assets of the terminated plan (the "Terminated Plan"). There were no further benefit accruals under the Terminated Plan after June 30, 1988.

      An annual retirement annuity of $43,664 is payable to Mr. Schultz, a Named Officer, assuming retirement at age 65 and no election of a joint and survivor option.

      Supplemental Retirement Plan.    American Standard Inc. currently maintains a supplemental retirement plan (the "Supplemental Retirement Plan") for most of its executive officers, including all of the Named Officers, with benefits payable in the form of a single lump sum settlement that supplements, on the basis of a formula, their annual retirement benefits (if any) under the Terminated Plan.

      The table below shows the annualized target Supplemental Retirement Plan benefit payable for life to a participant from normal retirement date (age 65), prior to any offsets, based on years of service and covered compensation. Upon retirement, a participant in the Supplemental Retirement Plan will receive a single lump sum payment equal to the present value of the applicable annual amount reflected in the table below over the life expectancy of the retiree, after taking into account all of the offsets described below. Benefits under the Supplemental Retirement Plan are vested after five years of service or employment continuation through age 65. If a participant dies after his Supplemental Retirement Plan benefit vests but before he receives such benefit, his spouse is entitled to Plan benefits, but in a reduced amount.

Highest 3-Year Average Annual Compensation	Year of Service
	10	20	30
$750,000	$300,000	$375,000	$450,000
1,000,000	400,000	500,000	600,000
1,250,000	500,000	625,000	750,000
1,500,000	600,000	750,000	900,000
1,750,000	700,000	875,000	1,050,000
2,000,000	800,000	1,000,000	1,200,000
2,250,000	900,000	1,125,000	1,350,000
2,500,000	1,000,000	1,250,000	1,500,000

      The Supplemental Retirement Plan benefits are based on credited years of service and average annual compensation for the highest three calendar years of the final ten calendar years of employment (not exceeding 60 percent of average annual compensation for such years of service) and are reduced by an offset consisting of certain other retirement benefits, including amounts payable under the Terminated Plan, two times the value of the cumulative basic Company contributions to the executive officer's ESOP account, and Social Security benefits. Compensation used in determining Supplemental Retirement Plan benefits ("covered compensation") includes only salary and bonus reflected in the Summary Compensation Table above. No covered compensation of any Named Officer differs by more than 10% from the salary and bonus set forth in the Summary Compensation Table.

      As of December 31, 2001 the years of credited service under the Supplemental Retirement Plan for the Named Officers are as follows: Mr. Poses, two years; Messrs. Costello, D'Aloia and McGrath, less than two years; and Mr. Schultz, 31 years.

Corporate Officers' Severance Plan

      A severance plan for executive officers (the "Officers' Severance Plan") provides that any participant whose employment is involuntarily terminated by the Company without cause (as defined in the Officers' Severance Plan) or who leaves the Company for good reason (as defined in the Officers' Severance Plan) shall be paid an amount equal to the sum of two (three, in the case of the Chief Executive Officer) times such participant's annual base salary at the rate in effect at the time of termination, a proration of the then Annual Incentive Plan target award and one (two, in the case of the Chief Executive Officer) times such target award. In addition, group life and group medical coverage, will be continued for up to 24 months (36 months, in the case of the Chief Executive Officer) following such officer's termination. The Named Officers are participants in the Officers' Severance Plan. The Officers' Severance Plan cannot be amended in a manner that would reduce benefits thereunder for two years following the occurrence of a Change of Control (as defined in the Officers' Severance Plan) and no such amendment shall be effective if a Change of Control occurs within six months following such amendment. The Officers' Severance Plan provides that officers whose employment terminates pursuant to the Company's policy of mandatory retirement for corporate officers upon attainment of age sixty-five are not eligible for payments under the Officers' Severance Plan. It also provides that eligibility for payments under the Officers' Severance Plan is conditioned upon each otherwise eligible participant executing an agreement releasing the Company and its subsidiaries from any and all claims that the participant may have against such entities at the time that the agreement is executed.

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND
SIGNIFICANT SHAREHOLDERS

      Set forth below is the number of shares of common stock, the only outstanding voting stock of the Company, beneficially owned as of February 15, 2002 by each holder of 5% or more of the outstanding common stock, each of the executive officers named in the Summary Compensation Table included in this proxy statement, each director and nominee, and all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner had sole voting and investment power with respect to the common stock held as of February 15, 2002 and the address for each of the beneficial owners listed below is c/o American Standard Companies Inc., One Centennial Avenue, Piscataway, New Jersey 08855.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
FMR Corp.(a)	6,362,738	8.9%
AXA Financial, Inc.(b)	4,443,092	6.2%
Frederic M. Poses(c)(d)(e)	1,007,609	1.4%
G. Peter D'Aloia(c)(d)(e)	120,371	*
J. Paul McGrath(c)(d)(e)	125,081	*
Lawrence B. Costello(c)(d)(e)	34,816	*
James H. Schultz(c)(d)(e)	288,673	*
Steven E. Anderson(c)	19,275	*
Jared L. Cohon(c)	8,622	*
Edward E. Hagenlocker(c)	3,935	*
James F. Hardymon(c)	8,184	*
Roger W. Parsons(c)	17,818	*
J. Danforth Quayle(c)	17,818	*
David M. Roderick(c)	27,818	*
American Standard Employee Stock Ownership Plan (the "ESOP")(d)	11,952,721	16.6%
All directors and executive officers of the Company as a Group (16 persons, including the foregoing but excluding Mr. Schultz who resigned as an officer as of December 31, 2001)(d)	1,902,027	2.6%

*	Less than one percent
(a)	In a Schedule 13G, dated February 14, 2002, FMR Corp., a Massachusetts corporation and parent holding company ("FMR"), 82 Devonshire Street, Boston, Massachusetts, certain subsidiaries of FMR, and Edward C. Johnson 3rd and Abigail P. Johnson who together with members of their family and trusts for their benefit may be deemed to control FMR, reported dispositive power over all of these shares and voting power over 461,478 of such shares held by FMR and certain of its wholly-owned investment advisors.
(b)	In a Schedule 13G, dated February 11, 2002, AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York, a Delaware corporation, and certain subsidiaries including Alliance Capital Management L.P., reporting as a group, reported sole dispositive power over 4,278,802 of such shares and sole voting power over 1,729,934 of such shares.
(c)	The Named Officers appearing in the table are Messrs. Poses, D'Aloia, McGrath, Costello and Schultz. Messrs. Anderson, Cohon, Hagenlocker, Hardymon, Parsons, Poses, Quayle and Roderick are directors of the Company.
(d)	The business address for the ESOP is c/o American Standard Inc., P.O. Box 6820, One Centennial Avenue, Piscataway, New Jersey 08855-6820. Fidelity Management Trust Company is the trustee of the ESOP. Its business address is 300 Puritan Way, Mail Zone-MM3H, Marlborough, Massachusetts 01752-3070. As of February 15, 2002, all of the shares held in the ESOP were allocated to ESOP participants, including 49,630 shares allocated to all executive officers of the

Company as a group. The number of shares shown for executive officers in the table above includes shares allocated to their accounts in the ESOP. Shares in the ESOP that have been allocated to participants are voted by the ESOP trustee in accordance with the instructions of participants. Where no participant instructions are received, such shares are voted by the ESOP trustee in the same proportion as the shares for which instructions are received. Until termination of employment, a participant cannot dispose of shares in his ESOP account except, after age 55 and 10 years of service, pursuant to certain Internal Revenue Service prescribed diversification rules. The shares allocated to the Named Officers' ESOP accounts as of February 15, 2002 are as follows: Mr. Poses, 861 shares; Mr. D'Aloia, 703 shares; Mr. McGrath, 729 shares; Mr. Costello, 679 shares; and Mr. Schultz, 14,001 shares.
The number of shares shown for Named Officers and all current directors and executive officers as a group includes options to purchase shares of common stock currently exercisable or exercisable within 60 days of February 15, 2002 as follows: Mr. Poses, 749,999; Mr. D'Aloia, 116,665; Mr. McGrath, 116,665; Mr. Costello, 31,666; Mr. Schultz, 143,565; and all executive officers, 1,577,924. Such shares also include 250,000 shares of Restricted Stock awarded to Mr. Poses upon becoming Chief Executive Officer, as to which shares he exercises voting power.
(e)	The number of shares shown for Named Officers in the table does not reflect shares of common stock issued as part of payouts under the Long-Term Incentive Compensation Plan and the 1994-1995 Supplemental Incentive Compensation Plan, which shares are held in an Executive Trust. Shares in the Executive Trust are voted by the trustee as directed pursuant to the terms of the LTIP. Until termination of employment, a beneficiary of the Executive Trust cannot dispose of shares credited to his account. Mr. Schultz had 9,852 shares of common stock in the Executive Trust which were paid out on January 15, 2002. None of the other Named Officers has shares of common stock in the Executive Trust. The shares in Executive Trust accounts for all executive officers as a group total 17,361 shares.

OTHER MATTERS

Shareholder Proposals for the 2003 Annual Meeting

      Any proposal a shareholder wishes to submit in accordance with the proxy rules of the Securities and Exchange Commission for inclusion in the Company's 2003 proxy statement must be received by the Company at its executive offices at the same address set forth on page 1 of this proxy statement no later than November 2, 2002. In addition, proposals by shareholders are subject to the provisions of the Company's Amended By-Laws, which may not be read to shorten the time period set forth in the proxy rules for inclusion of shareholder proposals in proxy materials prepared by the Company under the Securities Exchange Act of 1934. In accordance with the Company's Amended By-Laws, shareholder proposals intended for presentation at the 2003 Annual Meeting of Shareholders that are not intended to be considered for inclusion in the Company's proxy statement must be made by written notice, mailed by certified mail, to the Secretary of the Company, and received no later than 50 days prior to the date of the 2003 Annual Meeting. If less than 50 days' advance notice of a meeting of shareholders is given to the shareholders, proposals must be made or delivered not later than the close of business on the seventh day following the day on which the written notice of such meeting was mailed. A shareholder wishing to nominate a director must comply with the foregoing procedures. In addition, nominations for a non-incumbent director must be accompanied by information concerning the proposed nominee, including such information as is required by the Company's Amended By-Laws and the proxy rules under the Securities Exchange Act of 1934.

Multiple Shareholders Sharing the Same Address

      In accordance with a notice sent earlier this year to certain street-name shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we received contrary instructions from any shareholder at that address. This practice, known as "householding," recently approved by the Securities and Exchange Commission, is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone the Investor Relations Department at 732-980-6095 or write to the Investor Relations Department at P. O. Box 6820, Piscataway, New Jersey 08855-6820. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Secretary in the same manner.

      You may opt-out of householding at any time prior to thirty days before the mailing of proxy materials each year.

Annual Report

      Unless you have previously elected to view annual reports over the Internet, a copy of the Company's annual report on Form 10-K for the year ended December 31, 2001, has been mailed to you with this proxy statement. The Company's audited financial statements, along with other financial information, are included in the annual report on Form 10-K.

      A copy of the Company's proxy statement, Form 10-K and other periodic filings also may be obtained from the Securities and Exchange Commission's EDGAR database at www.sec.gov.

Electronic Access to Proxy Statement and Annual Report

      This proxy statement and the annual report for the year ended December 31, 2001 are available on the Company's Internet site at www.americanstandard.com. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

      Shareholders of record can choose this option and save the Company the cost of printing and mailing these documents by marking the appropriate box on the proxy card or by following the instructions provided if voting over the Internet or by telephone. Shareholders can also choose between receiving paper documents and viewing future documents electronically by calling the Company's Investor Relations Department at 732-980-6095 or writing to the Investor Relations Department at P. O. Box 6820, Piscataway, New Jersey 08855-6820.

      Shareholders who choose to view future proxy statements and annual reports over the Internet will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. The election will remain in effect until the shareholder writes or calls the Company's Investor Relations Department and tells us otherwise. Shareholders do not need to elect Internet access each year.

      Shareholders who hold their Company stock through a bank, broker or other holder of record, should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

      Some shareholders who hold their Company stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to use to access the Company's proxy statement and annual report.

By order of the Board of Directors, J. PAUL MCGRATH Senior Vice President, General Counsel and Secretary

March 22, 2002

APPENDIX A

AMERICAN STANDARD COMPANIES INC.
2002 OMNIBUS INCENTIVE PLAN

SECTION 1.

PURPOSE

      The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) providing flexibility to the Company to implement annual and long term incentives that are consistent with the Company's goals, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of world-class leaders upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

SECTION 2.

DEFINITIONS

      2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	"Act" means the Securities Exchange Act of 1934, as amended.
(b)	"Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.
(c)	"Annual Incentive Award" means an Incentive Award made pursuant to Section 9 with a Performance Cycle of one year or less.
(d)	"Beneficial Owner" means any "person", as such term is used in Section 13(d) of the Act, who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).
(e)	"Board" means the Board of Directors of the Company.
(f)	"Cause" means a Participant's (i) dishonesty, fraud or misrepresentation, (ii) the Participant's engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to by way of damage to its reputation or standing in the industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or (v) a material violation by the Participant of any policy of the Company or any Subsidiary.
(g)	"Change of Control" shall mean the occurrence of any of the following events:
(i)	any "person", as such term is used in Section 13(d) of the Act (other than the Company, any Subsidiary or any employee benefit plan maintained by the Company or any Subsidiary (or any trustee or other fiduciary thereof)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities, provided, however, that an acquisition of securities of the Company representing less than 25% of the combined voting power shall not constitute a Change of Control if, prior to meeting the 20% threshold, the members of the Board who are not Employees unanimously adopt a resolution consenting to such acquisition by such Beneficial Owners;
(ii)	during any consecutive 24-month period, individuals who at the beginning of such period constitute the Board, together with those individuals who first become directors during such period (other than by reason of an agreement with the Company or the Board in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;
(iii)	the consummation of any merger, consolidation, recapitalization or reorganization involving the Company, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding voting securities of the Company immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the voting securities of the entity surviving such transaction or the ultimate parent of such entity in substantially the same relative proportions as their ownership of the Company's voting securities immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity, any Subsidiary or any subsidiary of such surviving entity;
(iv)	the sale of substantially all of the assets of the Company to any person other than any Subsidiary or any entity in which the Beneficial Owners of the outstanding voting securities of the Company immediately prior to such sale are the Beneficial Owners of at least 55% of the total voting power represented by the voting securities of such entity or the ultimate parent of such entity in substantially the same relative proportions as their ownership of the Company's voting securities immediately prior to such transaction; or
(v)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
(h)	"Change of Control Settlement Value" shall mean, with respect to a share of Common Stock, the excess of the Change of Control Stock Value over the option price of the Option or the base price of the Stock Appreciation Right covering such share of Common Stock, provided that, with respect to any Option which is an Incentive Stock Option immediately prior to the election to receive the Change of Control Settlement Value, the Change of Control Settlement Value shall not exceed the maximum amount permitted for such Option to continue to qualify as an Incentive Stock Option.
(i)	"Change of Control Stock Value" shall mean the value of a share of Common Stock determined as follows:
(i)	if the Change of Control results from an event described in clause (iii) of the Change of Control definition, the highest per share price paid for shares of Common Stock of the Company in the transaction resulting in the Change of Control; or
(ii)	if the Change of Control results from an event described in clause (i), (ii) (iv) or (v) of the Change of Control definition and no event described in clause (iii) of the Change of Control definition has occurred in connection with such Change of Control, the highest sale price of a share of Common Stock of the Company on any trading day during the

60 consecutive trading days immediately preceding and following the date of such Change of Control as reported on the New York Stock Exchange Composite Tape, or other national securities exchange on which the Common Stock is traded, and published in The Wall Street Journal.
(j)	"Code" means the Internal Revenue Code of 1986, as amended.
(k)	"Committee" means the Management Development and Nominating Committee of the Board (or such other committee of the Board that the Board shall designate), which shall consist of two or more members, each of whom shall be a non-employee director within the meaning of Rule 16b-3, as promulgated under the Act and serving at the pleasure of the Board. Notwithstanding the foregoing, with respect to Incentive Awards granted to non-employee directors, the Committee shall mean the entire Board.
(l)	"Common Stock" means the common stock of the Company, par value $0.01 per share.
(m)	"Company" means American Standard Companies Inc., a Delaware corporation, and any successor thereto.
(n)	"Disability" means a Participant's inability, due to reasonably documented physical or mental illness, for more than six months to perform his duties with the Company or a Subsidiary on a full time basis if, within 30 days after written notice of termination has been given to such Participant, he shall not have returned to the full time performance of his duties.
(o)	"Dividend Equivalents" means an amount equal to the cash dividends paid by the Company upon one share of Common Stock for each Restricted Unit or property distributions awarded to a Participant in accordance with Section 8 of the Plan.
(p)	"Employee" means an individual who is paid on the payroll of the Company or one of its Subsidiaries, and is classified on the employer's human resource payroll system as a regular full-time or regular part-time employee.
(q)	"Executive Officer" means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Act.
(r)	"Fair Market Value" means, on any date, the average of the highest and lowest sales price reported for such day on the principal national exchange on which theCommon Stock is listed for trade or the average of the highest and lowest bid and asked prices on such date as reported on the principal nationally recognized system of price quotation on which the Common Stock is listed. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.
(s)	"Family Member" means as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.
(t)	"Incentive Award" means the award of an Annual Incentive Award, a Long-Term Incentive Award, an Option, a Stock Appreciation Right, a Restricted Unit, or Restricted Stock under the Plan and shall also include an award of Common Stock or Restricted Units made in conjunction with other incentive programs established by the Company and so designated by the Committee.
(u)	"Long-Term Incentive Award" means an Incentive Award made pursuant to Section 9 with a Performance Cycle of two years or more.
(v)	"Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" with the meaning of Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

(w)	"Participant" means any Employee or any non-employee director of the Company designated by the Committee to receive an Incentive Award under the Plan, provided that non-employee directors shall not be eligible for Annual Incentive Awards, Long-Term Incentive Awards or Incentive Stock Options.
(x)	"Performance Cycle" means the period selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Incentive Award subject to Performance Goals has been earned.
(y)	"Performance Goals" means the objectives for the Company, any Subsidiary or business unit thereof or individual that may be established by the Committee for a Performance Cycle with respect to any performance based Incentive Awards contingently awarded under the Plan. The Performance Goals for Incentive Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following measures: sales, gross revenues, gross margins, earnings per share, internal rate of return, return on equity, return on capital, net income (before or after taxes), management net income, operating income, operating income before interest expense and taxes ("OEBIT"), segment income, cash flow, free cash flow or stock price. Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other external measure.
(z)	"Plan" means the American Standard Companies Inc. 2002 Omnibus Incentive Plan, as set forth herein and as the same may be amended from time to time.
(aa)	"Restricted Period" means the period during which Restricted Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Section 8 of the Plan.
(bb)	"Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 8 of the Plan.
(cc)	"Restricted Unit" means a Participant's right to receive pursuant to the Plan one share of Common Stock at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.
(dd)	"Retirement" means termination of a Participant's employment on or after the Participant attains (i) age 55 with 5 years of service or (ii) age 50 with 10 years of service.
(ee)	"Stock Appreciation Right" means the right to receive a payment from the Company, in cash or Common Stock, in an amount determined under Section 7 of the Plan.
(ff)	"Subsidiary" means any corporation, partnership or limited liability company in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

      2.2.    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

      Participants in the Plan shall be those Employees and non-employee directors selected by the Committee to participate in the Plan.

SECTION 4.

ADMINISTRATION

      4.1.    Power to Grant and Establish Terms of Incentive Awards.    The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants to whom Incentive Awards shall be granted and the terms and conditions of any and all Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award, the time or times at which Incentive Awards shall be granted, and the terms and provisions of the instruments by which Options shall be evidenced; to designate Options as Incentive Stock Options or Non-Qualified Stock Options; to determine the period of time during which restrictions on Restricted Stock or Restricted Units shall remain in effect; and to establish and administer any Performance Goals applicable to Incentive Awards granted hereunder, as well as to determine Participants' target Annual Incentive and Long-Term Incentive Awards. The proper officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards. The terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Incentive Award has been granted. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Participant shall neither entitle such Participant to, nor disqualify him from, the grant of any other Incentive Awards. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions or guidelines as it shall determine, to any employee of the Company or to a committee of employees of the Company any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers.

      4.2.    Administration.    The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

      4.3    Participants Based Outside the United States.    Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Incentive Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, provided that no more than 1,000,000 shares shall be issued as Incentive Awards under such subplans; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

      4.4    Newly Eligible Participants.    The Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive a performance based Incentive Award after the commencement of a Performance Cycle.

      4.5.    Restrictive Covenants and Other Conditions.    The Committee may condition the grant of any Incentive Award under the Plan upon the Participant to whom such Incentive Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of an Option or the vesting or payment of any other Incentive Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or its Subsidiaries (including, without limitation covenants not to compete, not to solicit employees and customers that may have effect following the termination of the Participant's employment and after the Option has been exercised or the Incentive Award has otherwise vested, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Incentive Award prior to any breach of any such covenant by the Participant).

SECTION 5.

STOCK SUBJECT TO PLAN

      5.1.    Number.    Subject to the provisions of Section 5.3, the number of shares of Common Stock available for Incentive Awards under the Plan shall be 5,500,000.    The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose. The total number of shares of Common Stock available under the Plan for Incentive Awards other than Options and Stock Appreciation Rights shall not exceed 825,000. In determining the number of shares issued under the Plan in circumstances where shares of Common Stock are delivered to the Company in satisfaction of the exercise price of any Option or to satisfy the withholding obligations of any Participant, only the net number of shares actually issued shall be treated as issued hereunder and counted against the limit set forth in this Section 5.1.

      5.2.    Canceled, Terminated, or Forfeited Awards.    Any shares of Common Stock subject to an Incentive Award issued under this Plan which for any reason expires, or is canceled, terminated or otherwise settled without the issuance of any Common Stock (including, without limitation, any shares issued in connection with a Restricted Stock award that are subsequently forfeited) shall again be available under the Plan.

      5.3.    Adjustment Due to Change in Capitalization.    In the event of any Adjustment Event, (i) the aggregate number of shares of Common Stock available for Incentive Awards under Section 5.1, (ii) the aggregate limitations on the number of shares that may be awarded as a particular type of Incentive Award or that may be awarded to any particular Participant in any particular period under Section 5.4 and (iii) the aggregate number of shares subject to outstanding Incentive Awards and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.

      Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock or Restricted Units granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Section 10 or as otherwise provided by the Committee at or after the date an award of Restricted Stock or Restricted Units is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock or Restricted Units and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Company deems appropriate.

      5.4    Incentive Award Limitations.    Subject to Section 5.3:

(a)	the total number of shares of Common Stock subject to Options and Stock Appreciation Rights awarded to any Participant during a calendar year may not exceed 1,500,000;
(b)	the total amount of any Restricted Stock or Restricted Units that may be awarded to any Participant during a calendar year shall not exceed 150,000 shares or units as the case may be;
(c)	the total amount of any Annual Incentive Award paid to any Participant during a calendar year shall not exceed $3,000,000; and
(d)	the total amount of any Long-Term Incentive Award paid to any Participant during a calendar year shall not exceed $4,500,000.

SECTION 6.

STOCK OPTIONS

      6.1.    Grant of Options.    Options may be granted to Participants at such time or times as shall be determined by the Committee ; provided that, in no event shall the Committee be permitted to grant Options conditioned on the surrender or cancellation of previously granted Options. Options granted to non-employee directors shall be in such amounts and intervals as determined by the Board from time to time. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that no Incentive Stock Option may be granted to a non-employee director or to any Employee of a Subsidiary which is not a corporation (unless the Subsidiary is a disregarded entity for Federal income tax purposes). The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 5.4, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option shall be evidenced by an electronic or written document that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

      6.2.    Option Price.    Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value on the date the Option is granted. Except in the event of an Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option.

      6.3.    Exercise of Options.    Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of Performance Goals, as the Committee may impose either at or after the time of grant of such Options, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, unless otherwise determined by the Committee at grant, Options shall become exercisable in three equal installments on each of the first three anniversaries of the date of grant. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. An Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

      6.4.    Payment.    The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or cash equivalents, (ii) by exchanging shares of Common Stock which have been owned by the Participant for at least six months' at the time of exercise (or such greater or lesser period as the Committee shall determine), (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to the exercise price, (iv) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (v) through such other procedures as the Committee may determine. As soon as administratively practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

      6.5.    Settlement.    At the time a Participant exercises an Option in lieu of accepting payment of the exercise price of the Option and delivering the number of shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Participant a cash amount, or (ii) issue a lesser number of shares of Common Stock having a Fair Market Value on the date of exercise, equal to the amount, if any, by which the aggregate Fair Market Value of the shares of Common Stock as to which the Option is being exercised exceeds the aggregate exercise price for such shares, based on such terms and conditions as the Committee shall establish.

      6.6.    Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

      6.7.    Termination of Employment Due to Retirement.    Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company or a Subsidiary terminates by reason of Retirement, any such Options granted to such Participant which are exercisable at the date of such Participant's termination of employment may be exercised at any time during the remainder of the full term of such Options.

      6.8.    Termination of Employment Due to Death or Disability.    Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company or a Subsidiary terminates by reason of death or Disability, any such Options granted to such Participant which are exercisable at the date of such Participant's termination of employment may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 11.2, at any time during the remainder of the full term of such Options.

      6.9.    Termination of Employment for Cause.    Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company or a Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

      6.10.    Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant's employment with the Company or a Subsidiary terminates for any reason other than one described in Section 6.7, 6.8 or 6.9, any Options granted to such Participant which are exercisable at the date of such Participant's termination of employment shall be exercisable at any time prior to 90 days following such Participant's termination of employment or the expiration of the term of such Options, whichever period is shorter.

      6.11.    Cancellation of Unvested Options.    Notwithstanding anything else contained in this Section 6 to the contrary, unless otherwise determined by the Committee at or after the time of grant, upon a Participant's termination of employment for any reason, including death, any Options granted to such Participant which are not exercisable as of the date of such termination of employment shall be cancelled.

      6.12.    Committee Discretion.    Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

SECTION 7

STOCK APPRECIATION RIGHTS

      7.1    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights maybe granted in tandem with an Option, or may granted on a freestanding basis, not related to any Option. A grant of a Stock Appreciation Right shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such Stock Appreciation Rights relate or pursuant to a separate written agreement with respect to freestanding Stock Appreciation Rights, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

      7.2    Terms and Conditions of Stock Appreciation Rights.    Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the Stock Appreciation Right, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the Stock Appreciation Right) applicable with respect to (i) Stock Appreciation Rights granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions applicable to the tandem Options and (ii) freestanding Stock Appreciation Rights shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

      7.3    Exercise of Tandem Stock Appreciation Rights.    Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

      7.4    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised.

SECTION 8.

RESTRICTED STOCK AND RESTRICTED UNITS

      8.1.    Grant of Restricted Stock and Restricted Units.    Any award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion. As determined by the Committee, with respect to an award of Restricted Stock, the Company shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an award of

Restricted Units, no shares of Common Stock shall be issued at the time an award is made, and the Company shall not be required to set aside a fund for the payment of such award.

      8.2.    Restrictions on Transferability.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock to be transferred during the Restricted Period pursuant to Section 12.1, provided that any shares of Restricted Stock so transferred shall remain subject to the provisions of this Section 8.

      8.3.    Rights as a Shareholder.    Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Units awarded pursuant to the Plan, to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Restricted Units have been issued. At the discretion of the Committee, a Participant's Restricted Unit account may be credited with Dividend Equivalents during the Restricted Period.

      8.4.    Restricted Period.    Unless the Committee shall otherwise determine at or after the date an award of Restricted Stock or Restricted Units is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the shares of Restricted Stock or Restricted Units on the third anniversary of the date of grant, unless sooner terminated as otherwise provided herein. Without limiting the generality of the foregoing, the Committee may provide for termination of the Restricted Period upon the achievement by the Participant of Performance Goals specified by the Committee at the date of grant. The determination of whether the Participant has achieved such Performance Goals shall be made by the Committee in its sole discretion.

      8.5.    Legend.    Each certificate issued to a Participant in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and shall be legended in such manner as the Company deems appropriate.

      8.6.    Death, Disability or Retirement.    Unless the Committee shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary by reason of death, Disability or Retirement, the Restricted Period will lapse as to a pro rated portion of the shares of Restricted Stock and Restricted Units transferred or issued to such Participant under the Plan based on the number of days the Participant actually worked since the date the shares of Restricted Stock or Restricted Units were granted (or in the case of an award which becomes vested in installments, since the date, if any, on which the last installment of such Restricted Stock or Restricted Units became vested); provided that, in the case of an award with respect to which the restrictions will lapse, if at all, based on the attainment of Performance Goals or targets, such vesting shall be deferred until the end of the applicable performance period and be based on that number of shares of Restricted Stock or Restricted Units, if any, that would have been earned based on the attainment or partial attainment of such Performance Goals or targets. Any shares of Restricted Stock or Restricted Units as to which the Restricted Period has not lapsed at the date of a Participant's termination of employment by reason of death, Disability or Retirement (or which do not become vested after such date under the preceding sentence) shall revert back to the Company upon such Participant's termination of employment (or, if applicable, such deferred vesting date).

      8.7.    Termination of Employment.    Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary for any reason other than those specified in Section 8.6 at any time prior to the date when the Restricted Period lapses, all shares of Restricted Stock held by the Participant shall revert back to the Company and all Restricted Units and any Dividend Equivalents credited to such Participant shall be forfeited upon the Participant's termination of employment.

      8.8.    Issuance of New Certificates; Settlement of Restricted Units.    Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 8.2 and the Company shall issue or have issued new share certificates without the legend described in Section 8.5 in exchange for those previously issued. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Company shall deliver to the Participant, or the Participant's beneficiary or estate, as provided in Section 12.2, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

      8.9.    Performance Related Awards.    Notwithstanding anything else contained in the Plan to the contrary and unless the Committee shall otherwise determine at the time of grant, to the extent required to ensure that the grant of an award of Restricted Shares or Restricted Units to an Executive Officer (other than an award which will vest solely on the basis of the passage of time) is deductible by the Company or such Subsidiary pursuant to Section 162(m) of the Code, any such award shall become vested, if at all, upon the determination by the Committee that Performance Goals established by the Committee have been attained, in whole or in part.

SECTION 9.
ANNUAL AND LONG-TERM INCENTIVE AWARDS

      9.1.    Annual Incentive Awards.    Unless determined otherwise by the Committee at or after the date of grant, Annual Incentive Awards shall be payable in cash. If a Participant terminates employment before the end of a Performance Cycle due to death, Disability or Retirement, such Participant or his or her estate, shall be eligible to receive a prorated Annual Incentive Award based on (i) in the case of death or Disability, full achievement of the Participant's Performance Goals for such Performance Cycle and (ii) in the case of Retirement, the actual achievement of the Performance Goals for such Performance Cycle, in each case prorated for the portion of the Performance Cycle coming before the Participant's termination of employment. Unless determined otherwise by the Committee at or, in the case of any Participant who is not an Executive Officer, after the date of grant, if a Participant terminates employment before payment of an Annual Incentive Award is authorized by the Committee for any reason other than death, Disability or Retirement, the Participant shall forfeit all rights to such Annual Incentive Award.

      9.2.    Long-Term Incentive Awards.    Unless determined otherwise by the Committee at or after the date of grant, Long-Term Incentive Awards shall be payable in cash. If a Participant terminates employment before the end of a Performance Cycle due to death, Disability or Retirement, such Participant or his or her estate, shall be eligible to receive a prorated Long-Term Incentive Award based (i) in the case of death or Disability, full achievement of the Participant's Performance Goals for such Performance Cycle and (ii) in the case of Retirement, the actual achievement of the Performance Goals for such Performance Cycle, in each case prorated for the portion of the Performance Cycle coming before the Participant's termination of employment. Unless determined otherwise by the Committee at, or, in the case of a Participant who is not an Executive Officer, after the date of grant, if a Participant terminates employment before payment of a Long-Term Incentive Award is authorized by the Committee for any reason other than death, Disability or Retirement, the Participant shall forfeit all rights to such Long-Term Incentive Award.

      9.3    Interpretation.    Notwithstanding anything contained in the Plan to the contrary, to the extent required to so qualify any Annual Incentive Award, Long-Term Incentive Award, Restricted Unit or Restricted Stock intended to be qualified as other performance based compensation within the meaning of Section 162(m)(4)(c) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Incentive Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

SECTION 10.

CHANGE OF CONTROL

      10.1    Accelerated Vesting and Payment.    Subject to the provisions of Section 10.2 below, in the event of a Change of Control each Option and Stock Appreciation Right then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or Stock Appreciation Right and the Restricted Period shall lapse as to each share of Restricted Stock and each Restricted Unit then outstanding. In connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or Stock Appreciation Right shall, upon the occurrence of such Change of Control, be canceled in exchange for a cash payment by the Company of the Change of Control Settlement Value per share; provided that, if, following the Change of Control and after taking into account any adjustment under Section 5.3 related to such Change of Control, the securities underlying any Options or Stock Appreciation Rights are not readily tradable on a public market, such a cash settlement shall occur automatically without any further action by the Committee.

      10.2    Alternative Awards.    Notwithstanding Section 10.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, Stock Appreciation Right, Restricted Share or Restricted Unit if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(i)	be based on stock which is traded on an established securities market;
(ii)	provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(iii)	have substantially equivalent economic value to such award (determined at the time of the Change in Control in accordance with principles applicable under Section 424 of the Internal Revenue Code); and
(iv)	have terms and conditions which provide that in the event that the Participant's employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or for Cause) or Constructively Terminated (as defined below), all of such Participant's Option and/or SARs shall be deemed immediately and fully exercisable, the Restricted Period shall lapse as to each of the Participant's outstanding Restricted Stock or Restricted Unit awards, and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock or Restricted Stock Unit award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

For this purpose, a Participant's employment or service shall be deemed to have been Constructively Terminated if, without the Participant's written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity, or (y) the relocation of the Participant's principal place of employment or service to a location more than 30 miles away from the Participant's prior principal place of employment or service.

      10.3    Annual Incentive and Long-Term Incentive Awards.    In the event of a Change of Control, (i) any Annual or Long-Term Incentive Awards relating to Performance Cycles ending prior to the Change of Control which have been earned but not paid shall become immediately payable in cash, (ii) any Performance Cycle for which Annual Incentive Awards are outstanding shall end, all Participants shall be deemed to have achieved a pro rata award equal to the product of (a) such Participant's target award opportunity for the Performance Cycle in question and (b) a fraction, the numerator of which is the number of full plus partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change of Control occurs and the denominator of which is twelve, the Company shall pay all such Annual Incentive Awards within ten days of such Change of Control, and Participants may elect to receive all payments in cash, and (iii) all then in progress Performance Cycles for Long-Term Incentive Awards are outstanding shall end, all Participants shall be deemed to have earned a pro rata award equal to the product of (a) such Participant's target award opportunity for the Performance Cycle in question and (b) a fraction, the numerator of which is the number of full plus partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change of Control occurs, the denominator of which is the total number of months in such Performance Cycle, the Company shall pay all such Long-Term Incentive Awards within ten days of such Change of Control, and Participants may elect to receive all such payments in cash.

      10.4    Termination of Employment Prior to Change of Control.    In the event that any Change of Control occurs as a result of any transaction described in subclause (iii) or (iv) of the definition of such term, any Participant whose employment is terminated due to death or Disability or by the Company for any reason other than Cause on or after the date, if any, on which the shareholders of the Company approve such transaction, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 10), as continuing in the Company's employment until the occurrence of such Change of Control, and to have been terminated immediately thereafter.

      10.5.    No Amendment.    Notwithstanding Section 11, the provisions of this Section 10 may not be amended in any respect for two years following a Change of Control.

SECTION 11.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

      Subject to Section 10.5, the Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. Notwithstanding the foregoing, no action of the Board may, without the consent of a Participant, alter or impair his or her rights under any previously granted Incentive Award.

SECTION 12.

MISCELLANEOUS PROVISIONS

      12.1.    Transferability of Awards.    No Incentive Award granted under the Plan may be sold, transferred, pledged or assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12.2 below, by will or by laws of descent and distribution; provided that, the Committee may, in the appropriate award grant or otherwise, permit transfers of Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Units or Restricted Shares to Family Members (including, without limitation, transfers affected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

      12.2.    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

      12.3.     No Guarantee of Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate.

      12.4.     Tax Withholding.    The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount, which may include shares of Common Stock, sufficient to satisfy Federal, state and local, including foreign, withholding tax requirements with respect to any Incentive Award (including payments made pursuant to Section 9), and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose (i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in each case, having a Fair Market Value sufficient to satisfy not more than the Participant's statutory minimum Federal, state and local tax obligations associated with the transaction.

      12.5.    Indemnification.    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

      12.6.    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

      12.7.    Requirements of Law.    The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      12.8.    Governing Law.    The Plan, and all Incentive Awards made and actions taken thereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

      12.9.    Impact On Benefits.    With the exception of Annual Incentive Awards, which shall be compensation for purposes of calculating a Participant's rights under the Company's employee benefit programs, Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit program.

      12.10.    Securities Law Compliance.    Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Incentive Award is granted or when he receives shares with respect to such Incentive Award (or at such other time as the Committee deems appropriate) that he is accepting such Incentive Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.

      12.11    Term of Plan.    If approved by shareholders, the Plan shall be effective January 1, 2002. The Plan shall expire on the fifth anniversary of the date on which it is approved by the shareholders (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 11.

APPENDIX B

THE AMERICAN STANDARD COMPANIES INC.
EMPLOYEE STOCK PURCHASE PLAN
(AMENDED AND RESTATED AS OF JULY 1, 2002)

SECTION 1.

PURPOSE AND EFFECTIVE DATE

      The purpose of the American Standard Companies Inc. Employee Stock Purchase Plan is to encourage and facilitate stock ownership by Employees by providing a continued opportunity to purchase Common Stock on attractive terms, generally through voluntary after-tax payroll deductions. The Company intends that the Employee Stock Purchase Plan include a Code Section 423 plan (a "423 Plan"), such that the right to purchase Common Stock granted under the 423 Plan will be considered an "employee stock purchase plan" as that term is defined in Section 423 of the Code, but the Company makes no undertaking or representation that such qualification will be maintained. In addition, the Company intends that the Employee Stock Purchase Plan permit the grant of Options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Plan Administrator designed to achieve desired tax or other objectives outside the United States (the "Non-423 Plan"). The term "Plan" used herein applies to both the 423 Plan and the Non-423 Plan unless otherwise stated. The Plan first became effective in January 1, 1998; the amended and restated Plan shall become effective as of July 1, 2002.

SECTION 2.

DEFINITIONS

      2.1.    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

a.	"Board" means the Board of Directors of the Company.
b.	"Code" means the Internal Revenue Code of 1986, as amended.
c.	"Common Stock" means the common stock, par value $.01 per share, of the Company.
d.	"Company" means American Standard Companies Inc., a Delaware corporation.
e.	"Compensation" means base pay, commissions, short-term incentive compensation and other similar payments, but excludes any portion of such amounts which are deferred or are not benefits eligible under the plans or policies of an Employee's Employer.
f.	"Custodian" means Smith Barney Inc. or such other entity appointed by the Plan Administrator.
g.	"Date of Exercise" means the last trading day of each calendar quarter during the period commencing on the Effective Date and ending on the last day of the term of the Plan.
h.	"Date of Grant" means the date upon which an Option is granted, as set forth in Section 5.3.
i.	"Employee" means an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by an Employer, as reflected on the applicable payroll records for the relevant period; Employees shall not include independent contractors, leased employees, or employees of a third party under an agency agreement.
j.	"Employer" means the Company or a Subsidiary Corporation whose employees are expressly designated by the Plan Administrator as eligible to participate in the Plan.

k.	"Fair Market Value" means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading price of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.
l.	"Individual Account" means a separate account maintained by the Custodian for each participating Employee.
m.	"Nonqualified Leave" means an unpaid leave of absence that exceeds 90 days and does not meet the requirements of Treasury Regulation Section 1.421 7(h)(2). Such Nonqualified Leave shall be deemed to commence on the ninety-first day of such unpaid leave of absence.
n.	"Option" means an option granted under Section 5 to a participating Employee to purchase shares of Common Stock.
o.	"Option Period" has the meaning set forth in Section 5.3.
p.	"Option Price" has the meaning set forth in Section 5.7.
q.	"Payroll Contributions" means an Employee's after-tax contributions of Compensation by payroll deduction pursuant to Section 5.5.
r.	"Plan Administrator" means the Savings Plan Board of of the Company or its delegate.
s.	"Plan Year" means a period of twelve months commencing on January 1 and ending on the next December 31.
t.	"Subsidiary Corporation" means any present or future corporation (i) in which the Company holds, directly or indirectly, at least a 50 % ownership interest, and (ii) that is designated as a participant in the Plan by the Plan Administrator.
u	"Terminating Event" means a participating Employee's termination of employment for any reason, including death or retirement, such Employee's commencement of Nonqualified Leave, or any other event which causes such Employee to no longer meet the requirements of Section 4. Whether a Terminating Event has occurred shall be determined by the Plan Administrator.

SECTION 3.

ADMINISTRATION

      The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to make rules and regulations for the administration of the Plan (including but not limited to providing special rules, procedures or sub-plans relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures), and to make all other determinations necessary or advisable for administering the Plan; its determinations on the foregoing shall be final and conclusive. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements. The Plan Administrator may adopt rules, procedures or sub-plans designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 5.1 and the shareholder approval provisions of Section 8.4, but unless otherwise superseded by the terms of such sub-plans, the provisions of the Plan shall govern the operation of the sub-plan. To the extent inconsistent with the requirements of Section 423 of the Code, such sub-plans shall be considered part of the Non-423 Plan, and Options granted thereunder shall not be considered to comply with Code Section 423. The Plan Administrator may delegate responsibility for the day to day operation and administration of the Plan to any officer or employee or group of officers or employees of the Company.

SECTION 4.

ELIGIBILITY

      4.1.    General Rule.    Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

      4.2.    Exclusions.    Notwithstanding the provisions of Section 4.1, any Employee (i) whose customary employment is 20 hours or less per week, (ii) whose customary employment is for a period of 5 months or less in any calendar year, (iii) who is on Nonqualified Leave or (iv) who, immediately after an Option is granted, owns stock and/or holds outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation, shall not be eligible to participate in the Plan (for purposes of this paragraph, the rules of Section 424(d) of the Code and Section 1.423-2(d) of the Treasury Regulations thereunder shall apply in determining stock ownership of any Employee) unless the Plan Administrator determines it advisable that such Employee be given the right to participate based on local law or regulations outside the United States. The Plan Administrator may also determine that a designated group of highly compensated individuals (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan.

SECTION 5.

QUALIFIED STOCK PURCHASES

      5.1    Stock to Be Issued.    Subject to the provisions of Section 8.3, the number of shares of Common Stock issuable pursuant to Options under the Plan shall not exceed 1,500,000. The shares to be delivered pursuant to Options under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock, not reserved for any other purpose.

      5.2.    Shareholder Approval.    The Plan shall become effective on the Effective Date having been approved by a majority of the votes cast at a duly held stockholders' meeting on May 1, 1997 at which a quorum representing a majority of all outstanding voting stock of the Company was, either in person or by proxy, present and voting on the Plan.

      5.3.    Grant of Options.    Subject to Section 5.2, on and after the Effective Date and for so long as the Plan remains in effect, the Company may offer Options under the Plan to all participating Employees. Options may be granted quarterly on January 1, April 1, July 1 and October 1 of each Plan Year (or on such other date or dates as shall be determined by the Plan Administrator) (the "Date of Grant"). The term of each Option shall end on the last day of the calendar quarter in which the Option is granted (or on such earlier or later date as shall be determined by the Plan Administrator, but in no event later than the last day of the sixtieth calendar month beginning after the Date of Grant) (the "Option Period"). The number of shares of Common Stock subject to each Option shall be the lesser of (i) the quotient of (A) the Payroll Contributions authorized by each participating Employee in accordance with Section 5.5 for the term of the Option divided by (B) the Option Price for each share of Common Stock purchased pursuant to such Option, including any fractional amount of such Option Price, or (ii) such maximum number of shares as may be established by the Plan Administrator. A participating Employee shall have no interest in the Common Stock covered by the Options until the related shares are purchased in accordance with Section 5.6 herein and are credited to the Employee's Individual Account.

      5.4.    Participation.    An Employee who meets the requirements of Section 4 may register to participate in the Plan by completing and forwarding an enrollment form to the Plan Administrator or its designee, or satisfying such other conditions as the Plan Administrator shall establish from time to time. Eligible Employees who elect to participate in the Plan shall authorize a payroll deduction from the Employee's Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective as of the first Date of Grant, or such other date as the Plan Administrator may determine, commencing as soon as practicable after receipt of the enrollment form by the Plan Administrator or its designee.

      5.5    Payroll Contributions.    There shall be an Individual Account for each participating Employee to which shall be credited the number of full or fractional shares of Common Stock that are purchased by such Employee through Payroll Contributions, pursuant to the terms of the Plan. An Employee may authorize Payroll Contributions in terms of whole number percentages of the Compensation that the Employee receives during each payroll period; provided that no Employee shall be permitted to purchase Common Stock pursuant to Options under the Plan or under any other employee stock purchase plan of the Company or any subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value (determined at the time the Option is granted) for each calendar year in which such Option granted to such Employee is outstanding at any time. In the event of a participating Employee's Terminating Event, (i) no further Payroll Contributions by such Employee shall be permitted and (ii) the Employee's unexercised Options shall terminate. All Employee contributions under the Plan shall be through Payroll Contributions. No interest shall be paid or allowed on any money paid into the Plan or credited to the Individual Account of any Employee, except as may be required by applicable law.

      5.6.    Exercise of Options.    Each participating Employee automatically and without any act on his part will be deemed to have exercised his Option on each Date of Exercise to the extent that the Payroll Contributions credited to his account are sufficient to purchase at the Option Price shares of Common Stock, including fractional shares. As soon as practicable after the Date of Exercise, the shares purchased upon exercise of an Employee's Option shall be credited to such Employee's Individual Account by the Custodian. Custodian.

      5.7.    Option Price.    The price per share of Common Stock to be paid upon the exercise of Options hereunder (the "Option Price") shall be an amount equal to 85% (or such greater percentage as the Board or its designee may authorize) of the Fair Market Value of a share of Common Stock On the Date of Exercise.

      5.8    Holding Period.    Any shares of Common Stock acquired pursuant to the exercise of an Option shall be held and not sold for one year following the Date of Exercise (the "Holding Period"), and shall be subject to such restrictions on withdrawals and transfers as described herein. Notwithstanding the foregoing, the Plan Administrator may, at its discretion, waive the Holding Period and its associated restrictions in the event of a participating Employee's Terminating Event.

      5.9.    Canceled, Terminated or Forfeited Options.    Any shares of Common Stock subject to an Option, which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock, shall again be available for Options under the Plan.

SECTION 6.

DEDUCTION CHANGES; WITHDRAWALS AND DISTRIBUTIONS

      6.1.    Deduction Changes.    Subject to Section 5.5, a participating Employee may increase or decrease his Payroll Contributions, effective as of the first Date of Grant, (or such earlier date as the Plan Administrator shall determine) commencing as soon as practicable after the receipt of proper notice of such change by the Plan Administrator or its designee. If an Employee suspends his Payroll Contributions at any time prior to a Terminating Event, any cash balance then held for his account shall automatically be distributed to such Employee as soon as practicable after the effective date of such suspension, and the Employee will not again participate in the Plan until such time as the Employee completes a new enrollment form.

      6.2.    Withdrawals and Distributions.    A participating Employee may at any time (subject to such notice requirements as the Plan Administrator may from time to time prescribe), and for any reason, cease participation in the Plan and withdraw all or any portion of shares of Common Stock or cash in his Individual Account (except for any shares subject to the Holding Period described in Section 5.8 herein) and any cash credited to his account by the Company. The Employee may thereafter recommence participation in the Plan on the first Date of Grant following completion of re-enrollment pursuant to Section 5.4 herein. Upon the occurrence of a participating Employee's Terminating Event, any cash held in such Employee's Individual Account and any cash credited to his account by the Company shall be distributed to him or her as soon as practicable thereafter; upon request, any shares in his or her Individual Account shall also be distributed as soon as practicable, except that, the Plan Administrator may delay the distribution of all or any shares acquired pursuant to the exercise of an Option within one year of such termination until not later than the first anniversary of such termination. Any fractional shares in an Employee's Individual Account shall be converted to cash prior to distribution.

SECTION 7.

ISSUANCE OF CERTIFICATES

      While maintained by the Custodian, all shares shall be held in the name of the Custodian or its nominee, or in street name. Share certificates shall be issued to an Employee who is to receive a distribution of shares pursuant to Section 6.2 as soon as practicable following the event giving rise to such distribution. Such certificates may be registered only in the name of the Employee. Notwithstanding the foregoing, except for any shares subject to the Holding Period described in Section 5.8 herein, share certificates shall be issued to an Employee upon such Employee's request to the Plan Administrator or its designee as soon as practicable following such request.

SECTION 8.

MISCELLANEOUS PROVISIONS

      8.1.    Withholding.    The Employer or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of any taxes which the Employer is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with Payroll Contributions and, to the extent determined by the Plan Administrator, any allocable purchase expenses under the Plan, including, but not limited to, the withholding of appropriate sums from any amounts otherwise payable to the participating Employee. Each participating Employee, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.

      8.2.    Rights Not Transferable.    Neither funds credited to an Individual Account nor rights to Options under the Plan may be assigned, transferred, pledged or otherwise disposed of by the participating Employee other than by will and the laws of descent and distribution, and any attempt to do so shall be void and of no effect. Options may be exercised during a participating Employee's lifetime only by the participating Employee.

      8.3.    Adjustments in Capitalization; Mergers.    In the event of any stock dividend or stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin off distribution of assets to shareholders (other than ordinary cash dividends) exchange of shares, or other similar corporate change, (i) shares credited to each Employee's Individual Account shall be adjusted in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Board or a committee thereof shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available under Section 5.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Board or a committee thereof, in its discretion, and the determination of the Board or a committee thereof shall be conclusive. Except as otherwise determined by the Board, in the event of a merger or a similar reorganization with respect to which the Company is not the surviving entity, a liquidation or distribution of the Company, or a sale of all or substantially all of the assets of the Company, the Plan shall terminate and all shares of Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 6.2 as soon as practicable unless any surviving entity agrees to assume the obligations hereunder.

      8.4.    Amendment of the Plan.    The Board or its delegate may at any time, or from time to time, amend the Plan in any respect; provided that approval by the shareholders of the Company shall be required to amend the Plan to (i) change the number of shares of Common Stock reserved for Options under Section 5.1 of the Plan, or (ii) alter the requirements for eligibility to participate in the Plan under Section 4. The Plan shall terminate at any time at the discretion of the Board or its delegate. Upon termination of the Plan, all shares of Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 6.2 as soon as practicable.

      8.5.    Requirements of Law.    The Company's obligation to deliver Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agency or national securities exchanges as may be required.

      8.6.    Custodial Arrangement.    All cash and Common Stock allocated to an Employee's Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and its officers or the Board or the Plan Administrator or, except as may otherwise be agreed to in writing by the Custodian, the Custodian, on the one hand, and any Employee, the Company or any other person or entity, on the other hand.

      8.7.    No Right to Continuous Employment.    The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by The Company or any Subsidiary Corporation, nor shall they restrict or interfere in any way with the right of The Company or any Subsidiary Corporation by which an Employee is employed to terminate his employment at any time.

      8.8    Indemnification.    Each person who is or shall have been a member of the Board or the Plan Administrator shall be indemnified and held harmless by the Company and each Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in all such actions, suits, or proceedings against him, provided he shall give the Company the opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

      8.9.    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right, authority or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) except as provided in Section 8.4, to limit the right or power of the Company or any of its subsidiaries or affiliates to take any action which such entity deems to be necessary or appropriate.

      8.10     Binding Effect.    The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

      8.11.    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereunder.

AMERICAN STANDARD COMPANIES INC. ONE CENTENNIAL AVENUE PISCATAWAY, NJ 08855	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 1, 2002. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit control number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 1, 2002. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit control number which is located below and then follow the simple instructions provided to you.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to American Standard Companies Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
Vote 24 hours a day, 7 days a week! Your telephone or Internet vote MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 1, 2002, to be counted in the final tabulation.
IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.
YOUR CONTROL NUMBER IS LOCATED TO THE RIGHT.
Proxy must be signed and dated below. Please fold and detach card at perforation before mailing
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	ASCPRX	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY-VOTING CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERICAN STANDARD COMPANIES INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 and 4, and AGAINST PROPOSAL 5.
Vote on Directors
1. Election of directors
Nominees: Class I: 01) Jared L. Cohon, 02) James F. Hardymon	For All O	Withhold All O	For All Except O	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
Vote on Proposals
2.	Approval of an Omnibus Incentive Plan which would replace the Company's current Stock Incentive Plan, Annual Incentive Plan and Long-Term Incentive Plan.	For O	Against O	Abstain O
3.	Approval of amendments to the Company's Employee Stock Purchase Plan.	O	O	O
4.	Ratification of the appointment of Ernst & Young LLP as independent certified public accountants for 2002.	O	O	O
5.	Stockholder proposal regarding greenhouse gas emissions.	O	O	O
This proxy, when properly executed, will be voted in the manner directed. If no directions are given on any item, the proxies will be voted in accordance with the Board of Directors recommendations.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Please sign this proxy and return it promptly, whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supercede this proxy.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

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AMERICAN STANDARD COMPANIES INC.
ANNUAL MEETING OF SHAREHOLDERS MAY 2, 2002

This proxy-voting instruction card is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 2, 2002.

The undersigned hereby appoints Frederic M. Poses, G. Peter D'Aloia, J. Paul McGrath and Mary E. Gustafsson, and each of them, proxies, with full power of substitution, to vote all of the undersigned's shares of American Standard Companies Inc. Common Stock ("Common Stock") at the Annual Meeting of Shareholders to be held on Thursday, May 2, 2002, at 11:30 a.m. (EDT) at The American Standard College, Third Floor, One Centennial Avenue, Piscataway, New Jersey, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD, AND IN THEIR DISCRETION, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. NO MATTER TO BE VOTED UPON IS RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER MATTER.

If shares of Common Stock are issued to or held for the account of the undersigned in the Employee Stock Ownership Plan ("ESOP") or any officer or director trust ("Trust"), the undersigned hereby directs the respective fiduciary of the ESOP and each Trust to vote all shares of Common Stock in the undersigned's name and/or account thereunder in accordance with the instructions given herein at the Annual Meeting and any adjournment or postponement thereof on all matters properly coming before the Annual Meeting, including but not limited to the matters on the reverse side hereof.

Your vote for the election of Directors should be indicated on the reverse side of this proxy card. Nominees for Class I Directors (to serve until the 2005 Annual Meeting) are: Jared L. Cohon and James F. Hardymon. Your vote on the approval of the Company's Omnibus Incentive Plan, amendments to the Company's Employee Stock Purchase Plan, and on the ratification of auditors, should also be indicated on the reverse. Your vote on a shareholder proposal regarding greenhouse gas emissions may also be indicated on the reverse.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY TELEPHONE, OR INTERNET, OR SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO ADP, 51 MERCEDES WAY, EDGEWOOD, NY 11717 SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS

You can save the Company postage and printing expense by consenting that the Company withhold the annual mailings of your annual report and proxy statement. With your consent, you will receive an e-mail notification when these documents are available electronically through the Internet.

Registered shareholders may sign up for this service through www.investordelivery.com.

Beneficial shareholders, who hold their Company stock through a bank or broker, may also sign up at www.investordelivery.com if their bank or broker is among those that participate in the electronic delivery of materials.